SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              The Securities Exchange Act of 1934.

                          June 27, 1996
                         Date of Report
                (Date of earliest event reported)

                 INTERLINE RESOURCES CORPORATION
     (Exact name of Registrant as specified in its charter)

     Utah                0-18995             87-0461653
State of Incorporation   Commission File No. IRS Employer
                                             Identification No.


                      160 West Canyon Crest
                        Alpine, UT  84004
            (Address of principal executive offices)

                         (801) 756-3031
                 (Registrant's telephone number)

Item 5. Other Events

     On May 15, 1996, Interline Resources Corporation (the
"Company") entered into a Note and Warrant Purchase Agreement,
Amended Pledge Agreement and related agreements with Maurice D.
Sabbah ("Sabbah"). The principal provisions of theses Agreements are as follows

     Sabbah has agreed to loan the Company $2,500,000 (the "Loan"). The Loan is evidenced by a Senior Secured Note due January 15, 1998. The unpaid principal amount of the Loan bears interest at the rate of 9.25% per annum. Sabbah had previously lent $250,000 to the Company in 1994 and $1,500,000 in February 1996. In consideration of the May 15, 1996 Loan, the Company has agreed to secure all three of such loans by pledging to Sabbah 100% of the issued and outstanding shares of the common stock of the following entities, all of which are wholly-owned subsidiaries of the Company: (1) Interline Energy Services, Inc.;
(2) Gagon Brothers Mechanical Contractors, Inc.; (3) NRG Fuels, Inc.; and (4) Interline Crude Gathering Company.

     The use of proceeds of the Loan were agreed upon by the Company and Sabbah and included the repayment of indebtedness of the Company.

     The Company is required to prepay the Loan when and if it sells capital assets.

     In addition to standard default clauses, the Company will be deemed to be in default on the Loan unless it has entered into definitive agreements to sell two re-refining units by December
31, 1996 and an additional two units by June 30, 1997.

     Sabbah may, after August 15, 1996, convert the Loan into shares of the Company's common stock at the lesser of $3.12 per share or 80% of the average closing price for shares of the Company's common stock for five consecutive trading days preceding the date of conversion. The shares issued in the conversion will carry registration rights.

The Company has agreed to use all proceeds of future debt or equity financings (including any proceeds from the sale of the Company's shares to Quaker State Resources pursuant to certain agreements with Quaker State Resources), to repay all or a portion of the loan.

     The Loan is guaranteed by the Company's subsidiary, Interlines Energy Services, Inc.

     In consideration of Sabbah entering into the Note and Warrant Purchase Agreement, the Company has agreed to expand its Board from four persons to five persons, three of which shall be Sabbah, Freddy H. Robinson and Alan Gressel. In order to induce Sabbah to enter into the Note and Warrant Purchase Agreement, Michael Williams, president and chairman of the company, has agreed to vote all of his shares of the Company's common stock in favor of Sabbah, Freddy H. Robinson and Alan Gressel as directors of the Company.

     As additional consideration for Sabbah making the Loan to the Company, the Company has issued him a Warrant to purchase up to 250,000 shares of the Company's common stock at the price of $3.90 per share. the Warrant expires December 31, 1999. The shares of the Company's common stock issuable upon the exercise of the Warrant carry the same registration rights as the shares issuable upon the conversion of the Loan.

                            SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:    June 27, 1996

                         INTERLINE RESOURCES CORPORATION


                         By:  /s/ Michael R. Williams
                              Michael R. Williams
                              President
                              Chief Executive Officer

                            EXHIBITS

___________________________________________________

                 INTERLINE RESOURCES CORPORATION

                               AND

                        MAURICE D. SABBAH
                  _____________________________

                           $2,500,000

         9-1/4% Senior Secured Note Due January 15, 1998

                  _____________________________


               NOTE AND WARRANT PURCHASE AGREEMENT

                    Dated as of May 15, 1996


      ____________________________________________________



     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


Table of Contents

Article I Authorization and Issuance of Note and Warrant     1
           1.1 Authorization                                 1
           1.2 Issuance and Sale of Note and Warrant         1
               (a)  Sale of the Note and the Warrant         1
               (b) Closing Date; Delivery of Note, Warrant, Amended and Restated Pledge Agreement
                    and Guaranty                             1
               (c)  The Purchaser's Representation           1
           1.3   Old Notes                                   2

Article II   Representations and Warranties of Company       2
           2.1   Organization                                3
           2.2   Authorization                               3
           2.3 Capitalization                                3
           2.4   No Contravention                            3
           2.5   Litigation                                  4
           2.6   Financials                                  4
           2.7   Consents                                    4
           2.8   Proceeds of Note                            4
           2.9   ERISA                                       5
           2.10  Income Tax Returns                          5
           2.11  Investment Company                          5
           2.12   Principal Executive Office                 5
           2.13  No Solicitation                             5
           2.14  SEC Filings                                 5
           2.15   Obligations to Register                    6
           2.16   Compliance With Environmental Laws         6
           2.17   Disclosure                                 6
           2.18  Solvency                                    6

Article III  The Loans and the Note                          6
           3.1   Commitment to Make the Loans                6
           3.2   Method of Borrowing                         7
           3.3   Use of Proceeds                             7
           3.4   Note                                        7
           3.5   Conditions to Loans                         8
           3.6 Payment                                       8
           3.7 Limitation On Interest                        8
           3.8 Optional Prepayment                           8
           3.9   Mandatory Prepayment                        9

Article IV   Affirmative Covenants of Company                9
           4.1 Preservation of Franchises and Existence      9
           4.2 Payment of Taxes and Other Charges            9
           4.3 Commission and Stock Exchange Filings         9
           4.4 Notice of Certain Events                     10
           4.5 Compliance With Laws                         10
           4.6   Securities Act Registration Statements     10
           4.7   Use of Proceeds of New Financings          10

Article V Negative Covenants                                11
           5.1   Authorized Shares                          11
           5.2   Indebtedness                               11
           5.3   Liens                                      11
           5.4   Dividend Payments                          11
           5.5   Transactions With Affiliates               11
           5.6   Limitations on Capital Expenditures        11
           5.7   No Mergers, Etc                            12
           5.8   Liabilities                                12
           5.9   Representations and Warranties             12
           5.10  Employment Arrangements                    12
           5.11  Negotiations and Agreements                12

Article VI   Events of Default and Remedies                 12
           6.1   Events Of Default                          12
               (a)  Nonpayment of the Note                  12
               (b)  Nonpayment of Old Notes                 12
               (c)  Negative Covenants                      13
               (d)  Other Covenants                         13
               (e)  Misrepresentations                      13
               (f)  Voluntary Bankruptcy and Insolvency
                    Proceedings                             13
               (g)  Adjudication of Bankruptcy              13
               (h)  Breach of Stock Purchase Agreement      13
               (i)  Breach of Amended and Restated Pledge
                    Agreement                               13
               (j)  Breach of Old Note Purchase Agreements  14
               (k)  Sale of New Re-Refining Units           14
           6.2 Acceleration Of Maturity                     14
           6.3 Other Remedies                               14
           6.4 Conduct No Waiver, Collection Expenses       14
           6.5 Remedies Cumulative                          15
           6.6 Cooperation By The Company                   15

Article VII  Conversion Right                               15
           7.1   Conversion Privilege                       15
           7.2   Manner of Conversion                       15
               (a)  Conversion of Note                      15
               (b)  Accrued Interest                        16
           7.3   Delivery of Stock Certificates             16
           7.4   Covenant to Reserve Shares for Conversion  16
           7.5   Compliance with Governmental Requirements  16
           7.6   Special Agreements of the Company          16
           7.7   Notifications by the Company               16
           7.8   No Dilution                                17

Article VIII Registration and Transfer of Restricted Shares 18
           8.1   Registration on Request                    18
               (a)  Request by the Purchaser                18
               (b)  Registration Statement Form             18
               (c)  Expenses                                18
               (d)  Effective Registration Statement        18
               (e)  Selection of Underwriters               19
           8.2   Incidental Registration                    19
               (a)  Right to Include Restricted Shares      19
               (b)  Priority in Incidental Registrations    19
               (c)  Expenses                                19
           8.3   Registration Procedures                    20
           8.4 Indemnification                              22
               (a)  Indemnification by the Company          22
               (b)  Indemnification by the Purchaser        23
               (c)  Notices of Claims                       23
               (d)  Other Indemnification                   23
               (e)  Rule 144                                24
               (f)  Holdback Agreement                      24

Article IX   Miscellaneous                                  24
           9.1 Amendments and Waivers                       24
           9.2 Integration                                  25
           9.3 Successors and Assigns                       25
           9.4 Reliance On and Survival Of Various
               Provisions                                   25
           9.5 Notices and Other Communications             25
           9.6 Governing Law                                25
           9.7 Table of Contents and Headings               25
           9.8 Counterparts                                 25
           9.9 Expenses                                     26

Article X Definitions                                       26


EXHIBITS

EXHIBIT A      Form of 9-1/4% Senior Secured Note
EXHIBIT B      Form of Warrant
EXHIBIT C      Form of Amended and Restated Pledge Agreement
EXHIBIT D      Form of Guaranty
EXHIBIT E      Form of Borrowing Request
EXHIBIT F      Form of Borrowing Compliance Certificate

NOTE AND WARRANT PURCHASE AGREEMENT


     NOTE AND WARRANT PURCHASE AGREEMENT, dated as of May 15, 1996 (this "Agreement"), between INTERLINE RESOURCES CORPORATION, a Utah corporation (the "Company"), INTERLINE ENERGY SERVICES, INC. and MAURICE D. SABBAH, an individual residing in the State of North Carolina (the "Purchaser").

     The Company and the Purchaser agree as follows:


ARTICLE I

AUTHORIZATION AND ISSUANCE OF NOTE AND WARRANT

      1.1 AUTHORIZATION

     . The Company has duly authorized the issuance of (i) a 9-1/4% Senior Secured Note due January 15, 1998 in the aggregate principal amount of $2,500,000 (the "Note") and (ii) a warrant (the "Warrant") to purchase up to 250,000 shares of Common Stock at an initial exercise price of $3.90 per share. The Note and the Warrant shall be substantially in the form of Exhibit A and Exhibit B hereto, respectively.

      1.2 ISSUANCE AND SALE OF NOTE AND WARRANT



          (a)  Sale of the Note and the Warrant

     . Subject to the terms hereof, the Company agrees to sell, and the Purchaser agrees to purchase, on the Closing Date, the Note and the Warrant at a price equal to 100% of the principal amount of the Note, payable in immediately available funds in accordance with Section 3.2.

          (b) Closing Date; Delivery of Note, Warrant, Amended and Restated Pledge Agreement and Guaranty

          . The date for the purchase and sale of the Note and the Warrant hereunder shall be May 15, 1996 (the "Closing Date"). Purchase and sale of the Note shall occur on the Closing Date, at such place as the parties hereto may designate. On the Closing Date, the Company will deliver or cause to be delivered to the Purchaser, against payment of the purchase price therefor,
(i) the Note, duly executed by the Company and dated the Closing Date, (ii) the Warrant, duly executed by the Company and dated the Closing Date, (iii) a duly executed Amended and Restated Pledge Agreement in the form of Exhibit C hereto (the "Amended and Restated Pledge Agreement"), (iv) a duly executed guaranty in the Form of Exhibit D hereto (the "Guaranty") and (v) all other documents and instruments required to be delivered hereunder or under the documents referred to in clauses (i) through (iv) above.

          (c)  The Purchaser's Representation

          . The Purchaser represents to the Company that he is acquiring each of the Note and the Warrant (and the Common Stock issuable upon exercise of the Warrant) for his own account for investment and not with a view to any public distribution thereof and will not sell or offer to sell the Note or the Warrant (or the Common Stock issuable upon exercise of the Warrant) in violation of any of the registration requirements of the Securities Act. The Purchaser hereby consents to the imposition of legends substantially similar to the following on the Note and the Warrant, respectively, and the Purchaser agrees to abide by the restrictions contained therein:

          "NEITHER THE DEBT REPRESENTED BY THIS NOTE,
          NOR THE SHARES INTO WHICH THIS NOTE MAY BE
          CONVERTED, HAVE BEEN REGISTERED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED OR
          APPLICABLE STATE SECURITIES LAWS, AND
          ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED,
          PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED
          OF IN THE ABSENCE OF REGISTRATION UNDER SUCH
          ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION
          THEREFROM."

          "NEITHER THE SECURITIES REPRESENTED BY THIS
          WARRANT, NOR THE SHARES ISSUABLE UPON
          EXERCISE OF THIS WARRANT, HAVE BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933,
          AS AMENDED OR APPLICABLE STATE SECURITIES
          LAWS, AND ACCORDINGLY, MAY NOT BE SOLD,
          TRANSFERRED, PLEDGED, HYPOTHECATED OR
          OTHERWISE DISPOSED OF IN THE ABSENCE OF
          REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR
          PURSUANT TO AN EXEMPTION THEREFROM."

      1.3     OLD NOTES

     . As an inducement to, and as further consideration for, the Purchaser purchasing the Note, each of the Company and Interline Energy Services, Inc., a Wyoming corporation ("IES"), agrees to further secure and collateralize (i) the full outstanding principal amount and unpaid interest on the $250,000 10% Senior Convertible Note (the "1994 Note") purchased by the Purchaser pursuant to a Note Purchase Agreement dated as of June 30, 1994, as amended, (the "1994 Note Purchase Agreement"),
(ii) the full outstanding principal amount and any unpaid interest on the $1,500,000 6% Senior Secured Note (the "1996 Note" and, together with the 1994 Note, the "Old Notes") purchased by the Purchaser pursuant to a Note Purchase Agreement dated as of February 29, 1996, as amended, (the "1996 Note Purchase Agreement" and, together with the 1994 Note Purchase Agreement, the "Old Note Purchase Agreements") and (iii) the other obligations of the Company under the Note Purchase Agreements and the Old Note Purchase Agreements in each case as set forth in the Amended and Restated Pledge Agreement. The Purchaser and the Company hereby agree that the terms and conditions of the Old Notes shall remain unmodified.


ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company hereby represents and warrants as follows:

      2.1     ORGANIZATION

     . The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah, is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its properties, business or condition (financial or otherwise), and has the corporate power and authority and all necessary licenses and permits to carry on its present business as now conducted, except where the failure to have any such licenses and permits would not have a material adverse effect on its properties, business or condition (financial or otherwise), and to enter into and perform its obligations under this Agreement, the Note, the Warrant and the Amended and Restated Pledge Agreement.

      2.2     AUTHORIZATION

     . The Agreement, the Note, the Warrant and the Amended and Restated Pledge Agreement have each been duly authorized, executed and delivered by the Company and IES (in respect of this Agreement), and each of them constitutes a legal, valid and binding obligation of the Company, enforceable against the Company and IES (in respect of this Agreement) in accordance with its terms.

      2.3 CAPITALIZATION

     . The authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock, $.005 par value, of which 13,951,052 shares are outstanding, excluding the Conversion Shares, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Old Notes, all of which outstanding shares have been duly authorized and validly issued by the Company and are fully paid, nonassessable and free of preemptive rights. No shares of Common Stock are held on the date hereof in the treasury of the Company. The issuance and sale of all such shares have been in full compliance with all applicable federal and state securities laws. Other than the Note, the Warrant and the Old Notes held by the Purchaser and as set forth in Schedule 2.3, there are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its Common Stock, including any right of conversion or exchange under any outstanding security or other instrument. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Common Stock or any security convertible into or exchangeable for any Common Stock. The Common Stock is vested with all the voting rights in the Company. The Conversion Shares and the Warrant Shares have been duly authorized and reserved for issuance. When issued, the Conversion Shares and the Warrant Shares will be fully paid and nonassessable and free from preemptive rights.

      2.4     NO CONTRAVENTION

     . The execution, delivery and performance by the Company of this Agreement, the Note, the Warrant and the Amended and Restated Pledge Agreement and compliance by the Company with all of the provisions hereof and thereof do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on the Company or any of its properties, or contravene the provisions of, or constitute a default (or event of default) with or without the passage of time, by the Company under, or result in the creation of any Lien upon the property of the Company under its Certificate of Incorporation or by-laws or any material indenture, mortgage, contract or other agreement or instrument to which the Company is a party, or by which the Company or any of its property is bound or affected.

      2.5     LITIGATION

     . Except as disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would reasonably be likely to have a material adverse effect on the properties, business, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations under this Agreement, the Note, the Warrant and the Amended and Restated Pledge Agreement. The Company is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

      2.6     FINANCIALS

     . The Company has provided to the Purchaser the audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries, for the fiscal years ended December 31, 1992, 1993, 1994 and 1995 (collectively, the "Financial Reports"). The Financial Reports were prepared in conformity with generally accepted accounting principles, and fairly present the consolidated financial position of the Company and its Subsidiaries as of such date and the results of their consolidated operations for the period then ended. The Company has also provided to the Purchaser a preliminary draft of the unaudited consolidated balance sheets, and consolidated statement of operations of the Company and its Subsidiaries, for the fiscal quarter ended March 31, 1996 (the "Quarterly Report"). The Quarterly Report was prepared in accordance with generally accepted accounting principles, and fairly presents the consolidated financial position of the Company and its Subsidiaries as of such date and the results of their consolidated operations for the period then ended. Since
March 31, 1996, there has been no material adverse change in such financial condition or operations other than the conditions relating to cash flow which have made the sale of the Note and the Warrant necessary.

      2.7     CONSENTS

     . Neither the nature of the Company or its businesses or properties, nor any relationship between the Company and any other Person, nor any circumstances in connection with the execution, delivery and performance of this Agreement, the Note, the Warrant or the Amended and Restated Pledge Agreement is such as to require a consent, approval or authorization of any Person or governmental authority, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution, delivery and performance of this Agreement, the Note, the Warrant and the Amended and Restated Pledge Agreement.

      2.8     PROCEEDS OF NOTE

     . The proceeds from the sale of the Note will be used for repayment of indebtedness of the Company and its Subsidiaries in accordance with Section 3.3 hereof. None of the transactions contemplated by this Agreement or the Note will result in a violation of Section 7 of the Securities Exchange Act of 1934, or any regulations issued pursuant thereto, including without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. None of the proceeds from the sale of the Note will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of such Act.

      2.9     ERISA

     . The execution and delivery by the Company of this Agreement, the Note, the Warrant and the Amended and Restated Pledge Agreement and the issuance and sale on the Closing Date of the Note and the Warrant will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

      2.10    INCOME TAX RETURNS

     . Except as set forth on Schedule 2.10, the Company has timely filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment made against the Company or any of its assets, and all other taxes, fees or other charges imposed on the Company by any governmental authority (other than taxes, fees or other charges the payment of which is being contested in good faith by the Company) and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges which could reasonably be expected to have a materially adverse effect on its ability to perform its obligations under this Agreement, the Note, the Warrant and the Amended and Restated Pledge Agreement.

      2.11    INVESTMENT COMPANY

     . Neither the Company nor any of its Affiliates is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or an "investment adviser" within the meaning of the Investment Company Act of 1940.

      2.12     PRINCIPAL EXECUTIVE OFFICE

     . The principal executive office and place of business of the Company is located at 160 West Canyon Crest Drive, Alpine, Utah 84004. The Company is engaged in the oil and gas industry, including natural gas gathering, natural gas processing and oil well production and various research and development projects involving the re-refining of oil.

      2.13    NO SOLICITATION

     . Neither the Company nor anyone acting on behalf of the Company will offer the Note, the Warrant, the Guaranty or any part thereof or any similar security for issue or sale to any prospective purchaser, or solicit any offer to acquire any Note, any Warrant, any Guaranty or any part thereof so as to bring the issuance and sale of the Note, the Warrant or the Guaranty within the provisions of Section 5 of the Securities Act.

      2.14    SEC FILINGS

     . The Company has filed all forms, reports, and documents required to be filed with the Commission since December 31, 1992, and has heretofore made available to the Purchaser, in the form filed with the Commission, (i) its Annual Report on Form 10-KSB for the fiscal years ended December 31, 1992, 1993, 1994 and 1995, (ii) its Quarterly Report on Form 10-QSB for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995, (iii) all proxy statements relating to the Company's meeting of stockholders (whether annual or special) held since January 1, 1992, and (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the Commission since
December 31, 1992 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      2.15     OBLIGATIONS TO REGISTER

     . The Company has not agreed to register any securities under the Securities Act, other than (i) pursuant to Article X of this Agreement or otherwise in respect of securities held by the Purchaser or (ii) pursuant to an agreement with any person who is a stockholder of the Company on the date hereof (and no stockholder has registration rights on terms more favorable to such stockholder than the rights of the Purchaser pursuant to
Article X of this Agreement).

      2.16     COMPLIANCE WITH ENVIRONMENTAL LAWS

     . The Company and its Subsidiaries are in compliance with all applicable statutes, rules, regulations and orders of all governmental authorities relating to environmental protection and pollution control, with respect to the conduct of their respective businesses and the ownership of their respective properties, except where such failure to comply will not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

      2.17     DISCLOSURE

     . This Agreement, the Note, the Warrant, the Amended and Restated Pledge Agreement, the Guaranty and all other documents, certificates, instruments, reports and statements furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which is having a material adverse effect, or which is reasonably likely to have a material adverse effect during the twelve month period commencing on the date hereof, on the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis, which has not been set forth in this Agreement, the Note, the Warrant, the Amended and Restated Pledge Agreement, the Guaranty or in the other documents, instruments, certificates and statements previously furnished in writing to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby.

      2.18    SOLVENCY

     . As of the Closing Date, and after taking into account the sale of the Note and the Warrant, the Company and its Subsidiaries, taken as a whole, are Solvent.


ARTICLE III

THE LOANS AND THE NOTE

      3.1     COMMITMENT TO MAKE THE LOANS

     . Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to make one or more loans (the "Loans") to the Company during the period from the date hereof until the 75th day hereafter, 1996 (the "Commitment Period") in the aggregate maximum principal amount of $2,500,000 (the "Commitment"). Each Loan shall be in the aggregate amount of not less than $500,000. The Commitment is not revolving in nature, and amounts borrowed under this Section 3.1 and repaid or prepaid may not be reborrowed.

      3.2     METHOD OF BORROWING

     . The Company shall give the Purchaser notice in substantially the form attached hereto as Exhibit E (the "Borrowing Request") not later than 11:00 A.M. (Eastern Time) on the day which is at least five business days before the date of a proposed borrowing hereunder specifying the date on which it proposes to borrow (which shall be a business day) accompanied by the Borrowing Compliance Certificate (as defined in Section 3.3), including all attachments thereto, evidencing satisfaction of the conditions to the making of such Loan set forth in Section 3.5. The Purchaser shall (unless any applicable condition specified in this Agreement has not been satisfied) make the amount of the requested Loan available, in federal or other immediately available funds not later than 2:00 P.M. (Eastern Time) on the date so specified to the Designated Account.

      3.3     USE OF PROCEEDS

     . The proceeds of each Loan shall be used exclusively for the repayment of Indebtedness of the Company or its Subsidiaries evidenced by the invoices or other documentation evidencing Indebtedness of the Company or any of its Subsidiaries (the "Invoices") accompanying the borrowing certificate relating to such Loan, which shall be in substantially the form of Exhibit F hereto (the "Borrowing Compliance Certificate"). In furtherance of the foregoing, prior to the Closing the Purchaser shall open an account with a bank selected by the Purchaser (the "Designated Account") and shall cause each of the Purchaser, Freddy H. Robinson and Charles Edelman (each a "Purchaser Signatory") to become authorized signatories with respect to the Designated Account. From the Closing Date until the date that the amount of Loans made hereunder equals the Commitment Amount (the "Disbursement Period"), all Invoices shall be paid by means of a Company check which has been signed by a Purchaser Signatory and delivered by or at the direction of the Purchaser.

      3.4     NOTE

     . All Loans made by the Purchaser pursuant to this Agreement shall be evidenced by the Note. On or prior to the date of the initial Loan, the Company shall deliver to the Purchaser the Note, payable with interest to the order of the Purchaser in the amount of the Commitment or such lesser amount as may be advanced thereunder and remains unpaid. The Purchaser shall, and is hereby authorized by the Company to, date the schedule attached to the Note the date of any Loan and insert the principal amount and endorse on such schedule an appropriate notation evidencing interest accrued and added to the outstanding principal balance and the date and amount of each repayment and any other information provided for on such schedule; provided, however, that the failure of the Purchaser to insert any such date or amount or set forth repayments and other information on such schedule shall not in any manner affect the obligation of the Company to repay the related loan in accordance with the terms of the Note and this Agreement. The Note shall mature on January 15, 1998.

      3.5     CONDITIONS TO LOANS

     . The obligation of the Purchaser to make each Loan is subject to the satisfaction, on the date of each Loan, of the following conditions:

          (i)  receipt by the Purchaser of a duly executed
Borrowing Request;

          (ii) receipt by the Purchaser of a duly executed
Borrowing Compliance Certificate (including attachments) dated the date of the Loan;

          (iii) the fact that no Default has occurred and is continuing or would result from such Loan;

          (iv) the fact that the amount of the Loan does not exceed the amount of Invoices then currently due and payable and accompanying the Borrowing Compliance Certificate;

          (v) the fact that the amount of such Loan does not, together with all other Loans hereunder, exceed the Commitment;

          (vi) the fact that the Company and its Subsidiaries, taken as a whole, are Solvent; and

          (vii) receipt by the Purchaser of Company checks drawn on the designated account and payable in respect of each Invoice, duly executed by a Company Signatory.

Upon the making of each Loan, the Company shall be deemed to have remade as of such date each of the representations and warranties set forth in Article II hereof.

     All documents and opinions referred to in this Article III shall be in form and substance satisfactory to the Purchaser and its counsel.

      3.6 PAYMENT

     . The principal of and interest on the Note shall be payable to the Purchaser c/o Fortress Re, Inc., 262 East Morehead
Street, in Burlington, North Carolina 27215, in lawful money of the United States of America, against presentment of the Note.

      3.7 LIMITATION ON INTEREST

     . No provision of this Agreement or of the Note shall require the payment or permit the collection of interest in excess of the maximum which is permitted by law. If any such excess interest is provided for herein or in the Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in the Note to the contrary notwithstanding.

      3.8 OPTIONAL PREPAYMENT

     . The principal amount of the Note outstanding from time to time shall be subject to prepayment, at the option of the Company, in full but not in part, without premium. Any prepayment shall be made together with accrued and unpaid interest thereon to the prepayment date. Notwithstanding the foregoing, at any time prior to December 31, 1996 or after the earlier of an Event of Default or January 15, 1998, the right of the Company to prepay or pay the Note, as the case may be, shall be conditioned upon its giving written notice to the Purchaser of prepayment or payment at least five business days prior to the date upon which prepayment or payment may be made and the Purchaser shall have the right to convert the Note in accordance with Article VII during the period after notice is given and prior to payment.

      3.9     MANDATORY PREPAYMENT

     . All proceeds received by the Company in respect of the sale of any capitalized asset of the Company or any of its Subsidiaries (net of selling costs and the amount of any indebtedness required to be repaid upon the sale of such asset under the current terms of indebtedness relating to such asset), within five business days of the receipt of such proceeds, shall be applied first to the repayment of the outstanding principal of, accrued interest on and any other amounts payable in respect of the Old Notes or the Old Note Purchase Agreements and, after the repayment in full of such obligations, shall be applied to the repayment of the outstanding principal of, accrued interest on and any other amounts payable in respect of the Note or this Agreement. Notwithstanding the foregoing, if at any time prior to December 31, 1996 or after the earlier of an Event of Default or January 15, 1998 the Company shall be required to make a mandatory prepayment hereunder, the Company shall provide written notice to the Purchaser at least five business days prior to the date upon which such mandatory prepayment may be made and the Purchaser shall have the right to convert the Note (or any Old
Note) in accordance with Article VII (or the applicable provisions of the Old Note Agreements, as the case may be) during the period after notice is given and prior to payment.


ARTICLE IV

AFFIRMATIVE COVENANTS OF COMPANY

     The Company covenants and agrees that, from the date hereof until the Note has been paid in full:

      4.1 PRESERVATION OF FRANCHISES AND EXISTENCE

     . Except as otherwise permitted by this Agreement, the Company will (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause each of its Subsidiaries to maintain its corporate existence, rights and franchises in full force and effect.

      4.2 PAYMENT OF TAXES AND OTHER CHARGES

     . The Company will pay, and will cause each of its Subsidiaries to pay, when due (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including without limitation such as may arise under Section 4062, 4063 or 4064 of ERISA or any similar provisions of law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any of its properties.

      4.3 COMMISSION AND STOCK EXCHANGE FILINGS

     . As soon as practicable prior to the filing or distribution thereof (but in no event later than two business days prior to the proposed date of the filing or distribution thereof), the Company will deliver to the Purchaser a copy of (i) all regular or periodic reports which the Company or any of its Subsidiaries propose to file with the Commission or any national securities exchange, and (ii) all reports, proxy statements and financial statements proposed to be delivered or sent by the Company to its stockholders or by any of its Subsidiaries to its stockholders other than the Company.

      4.4 NOTICE OF CERTAIN EVENTS

     . The Company agrees to provide written notice to the Purchaser immediately upon the occurrence of any event having a material adverse effect on the Company's business or operations or upon the Purchaser's rights under this Agreement or the Note.

      4.5 COMPLIANCE WITH LAWS

     . The Company will, and will cause its Subsidiaries to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, if failure to so comply, individually or in the aggregate, may have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis.

      4.6     SECURITIES ACT REGISTRATION STATEMENTS

     . The Company covenants that it will not file any registration statement under the Securities Act or any comparable statement under any similar federal statute then in force, covering any public offering of debt or equity securities, unless the Company shall first have given to the Purchaser notice thereof. The Company covenants that it will give the Purchaser prior written notice of the proposed filing of any registration statement pursuant to the requirements of Section 12 of the Exchange Act relating to any class of securities of the Company or any application to register such securities.

      4.7     USE OF PROCEEDS OF NEW FINANCINGS

     . The Company agrees that it shall use all proceeds (net of selling costs) of any equity or debt financings by it or any of its Subsidiaries (other than refinancings of existing indebtedness in the amount of such indebtedness, and financings for capital expenditures to the extent permitted by Section 5.6), within five business days of the receipt of such proceeds, or, solely with respect to the approximately $600,000 of proceeds receivable from Q Lube, Inc. pursuant to existing agreements, within 90 calendar days of the receipt of such proceeds from Q Lube, Inc., to prepay the Note or to repay other Indebtedness of the Company to the Purchaser, as the Purchaser may direct. None of the Company's Subsidiaries shall sell or commit to issue any equity securities.


ARTICLE V

NEGATIVE COVENANTS

     The Company covenants and agrees that, except as contemplated by this Agreement, from the date hereof until the Note has been paid in full:

      5.1     AUTHORIZED SHARES

     . The Company will maintain a sufficient number of authorized and unissued shares of Common Stock in order to issue at least 1,000,000 shares to the Purchaser upon conversion of the
Note in accordance with Article VII hereof.

      5.2     INDEBTEDNESS

     . The Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, exceeding $25,000 in the aggregate, other than Indebtedness which is junior to the Note and the Old Notes in right of payment, or indebtedness to trade creditors or for accounts payable incurred in the normal course of business.

      5.3     LIENS

     . The Company will not, and will not permit its Subsidiaries to, create, incur or suffer to exist, any Lien upon any of the property, real, personal or mixed, tangible or intangible, of the Company or its Subsidiaries, which secures
Indebtedness, singly or in the aggregate, in an amount greater than $25,000.

      5.4     DIVIDEND PAYMENTS

     . The Company will not, and will cause each of IES, Gagon Brothers Mechanical Contractors, Inc. ("Gagon"), NRG Fuels, Inc. ("NRG") and Interline Crude Gathering Company ("ICGC") not to, declare or authorize or commit to pay any dividends or other distributions on any equity securities issued by the Company, IES, Gagon, NRG or ICGC whether in cash, property, securities or otherwise, and whether by dividend, repurchase, redemption, reclassification or otherwise (except for dividends by the Company in the form of common stock).

      5.5     TRANSACTIONS WITH AFFILIATES

     . The Company will not, and will not permit any of its Subsidiaries to, (i) make any loan or advance or otherwise extend credit to any of their respective Affiliates, or (ii) enter into any other transaction with any of their respective Affiliates, in each such case, upon terms and conditions less favorable to the Company or its Subsidiaries than the terms and conditions which would apply in a similar transaction with a person other than such Affiliate; provided, however, that the Company may advance funds to Interline Hydrocarbon, Inc. in an aggregate amount (together with all amounts advanced to Interline Hydrocarbon, Inc. from January 1, 1996 to the date hereof) not to exceed $1,100,000 . Neither the Company nor any of its Subsidiaries will pay or commit to pay cash compensation on an annualized basis to Michael Williams aggregating more than the total cash amounts paid to Mr. Williams during 1995.

      5.6     LIMITATIONS ON CAPITAL EXPENDITURES

     . Except as set forth on Schedule 5.6, the Company and its Subsidiaries shall not spend or commit to spend more than $25,000 in the aggregate in respect of "Capital Expenditures" (other than expenditures which the Company and its Subsidiaries, as of the date hereof, are irrevocably contractually committed to make and which are not avoidable without substantial monetary penalty).
As used herein, the term "Capital Expenditures" means any expenditures which, in accordance with generally accepted accounting principles, are not categorized as expenses and, without limiting the foregoing, shall include any investments in equity or debt securities or partnership interests and any expenditures which must be amortized under generally accepted accounting principles (including expenditures for plant, equipment, additions or improvements thereto). The Company and its Subsidiaries shall not alter in any way their business practices in effect prior to the date hereof in order to convert what in accordance with past practice would have resulted in Capital Expenditures into an expense, such as rental or lease fees for plant or equipment, or otherwise structure transactions in order to circumvent the objectives of this Section.

      5.7     NO MERGERS, ETC

     . The Company will not, and will not permit any of its Subsidiaries to (i) consolidate or merge with any entity, (ii) issue, pledge or sell, or authorize the issuance, pledge or sale of additional shares of capital stock or other securities (including debt securities) of any class or series, including, without limitation, securities exchangeable for or convertible into capital stock or any calls, commitments, rights, warrants or options to acquire any securities or capital stock, (iii) sell, lease, or otherwise dispose of assets having a value, singly or in the aggregate, in excess of $25,000, (iv) liquidate or dissolve, or (iv) agree or otherwise commit to do any of the foregoing.

      5.8     LIABILITIES; CONTRACTS

     . The Company will not, and will not permit any Subsidiary to, pay, discharge or satisfy any claims or liabilities, whether or not absolute, accrued, contingent, determined or determinable except in accordance with their terms as in effect on the date hereof or waive modify or change any existing right, concession, license, lease, contract, commitment or agreement, in each case relating to the delivery of goods or performance of services in an amount in excess of $25,000, or sell or otherwise dispose of any right or privilege accruing to the Company and its Subsidiaries, in each case relating to the delivery of goods or performance of services having a value in excess of $25,000.

      5.9     REPRESENTATIONS AND WARRANTIES

     . The Company will not, and will not permit any Subsidiary to, take any action or fail to take any action that would cause any of the representations and warranties contained in Article II to be untrue at the date made or any future date or would result in any of the conditions to the consummation of the transactions contemplated hereby not being fulfilled.

      5.10    EMPLOYMENT ARRANGEMENTS

     . The Company will not, and will not permit any Subsidiary to, increase the compensation or benefits payable or to become payable to any employee, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to any employee (except pursuant to existing agreements or policies), or enter into or amend any employment agreement or establish, adopt, enter into, or amend or fund any payments owing under, or accelerate the vesting of any benefits under, any Company benefit plan, except in each case to the extent required by applicable law.

      5.11    NEGOTIATIONS AND AGREEMENTS

     . The Company will not, and will not permit any Subsidiary to, negotiate with respect to, or authorize or agree, in writing or otherwise, to take, any of the actions specified in this
Article V.


ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

      6.1     EVENTS OF DEFAULT

     . Each of the following shall constitute an Event of Default under this Agreement:

          (a)  Nonpayment of the Note

          . If the Company fails to pay (i) the principal on the Note when and as the same becomes due and payable, whether at maturity thereof, or subject to 6.3 hereof in accordance with a prepayment notice, or otherwise, or (ii) the interest on the Note when and as the same becomes due and payable; or

          (b)  Nonpayment of Old Notes

          . If the Company fails to pay (i) the principal on the Old Notes when the same becomes due and payable, whether at maturity thereof, or upon acceleration thereof, or (ii) the interest on the Old Notes when the same becomes due and payable to the Purchaser under the Old Agreements when the same becomes due and payable; or

          (c)  Negative Covenants

          . If the Company fails to perform or observe any covenant contained in Article V and such failure shall have continued for 10 business days, provided, however, that if such failure is incapable of cure then the Event of Default shall occur upon such failure; or

          (d)  Other Covenants

          . If the Company fails to perform or observe any other of the covenants, conditions or agreements on the part of the Company set forth in this Agreement, the Note or the Amended and Restated Pledge Agreement, and such failure shall have continued for 30 days, provided, however, that if such failure is incapable of cure then the Event of Default shall occur upon such failure; or

          (e)  Misrepresentations

          . If any representation, warranty or statement made by the Company in this Agreement, the Note, the Warrant, the Amended and Restated Pledge Agreement or in any certificate or other instrument delivered to the Purchaser pursuant to this Agreement, shall be incorrect in any material respect as of the time when made; or

          (f)  Voluntary Bankruptcy and Insolvency Proceedings

          . If the Company or any of its Subsidiaries shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its Subsidiaries or for all or any substantial part of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

          (g)  Adjudication of Bankruptcy

          . If a petition or answer shall be filed proposing the adjudication of the Company or any of its Subsidiaries as bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to Title 11 of the United States Code or under any similar present or future federal law or the law of any other jurisdiction, and the Company or any of its Subsidiaries, as the case may be, shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof; or

          (h)  Breach of Stock Purchase Agreement

          . If the Company shall breach any of the obligations or covenants set forth in the Common Stock Purchase and Sale Agreement dated as of October 28, 1994 by and between the Company and the Purchaser (other than the repayment prior to the date hereof by the Company of a $90,000 loan from Michael Williams and of loans of approximately $27,500 to two other officers); or

          (i)  Breach of Amended and Restated Pledge Agreement

          . If either the Company or IES, Inc. shall breach any of the obligations or covenants set forth in the Amended and Restated Pledge Agreement dated as of the date hereof among the Company, IES, Inc. and the Purchaser; or

          (j)  Breach of Old Note Purchase Agreements

          . If the Company shall fail to perform or observe any of the obligations or covenants set forth in the Old Note Purchase Agreements and such failure shall have continued for 30 days, provided, however, that if such failure is incapable of cure then the Event of Default shall occur upon such failure; or

          (k)  Sale of New Re-Refining Units

          . If (i) during the period commencing on the date hereof and ending on December 31, 1996, the Company shall not have entered into definitive agreements on such terms and subject to such conditions as shall be satisfactory to the Purchaser, for the sale by the Company of at least two of the Company's oil re-refining units (each a "Unit"), or (ii) during the period commencing on the date hereof and ending on June 30, 1997 the Company shall not have entered into definitive agreements on such terms and subject to such conditions as shall be reasonably satisfactory to the Purchaser, for the sale by the Company of a total of at least four Units.

      6.2 ACCELERATION OF MATURITY

     . If any Event of Default shall be continuing, the Purchaser may, by notice to the Company, declare the entire outstanding principal of the Note, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any declaration the entire outstanding principal of the Note and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Note or in this Agreement to the contrary notwithstanding, provided that if an Event of Default under clause (f) or (g) of
 6.1 shall have occurred, the outstanding principal of the Note, and all accrued and unpaid interest thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Note or this Agreement to the contrary notwithstanding.

      6.3 OTHER REMEDIES

     . If any Event of Default shall be continuing, the Purchaser may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Note or in aid of the exercise of any power granted in this Agreement or in the Note and may enforce the payment of the Note and any of its other legal or equitable rights.

      6.4 CONDUCT NO WAIVER, COLLECTION EXPENSES

     . No course of dealing on the part of the Purchaser, nor any delay or failure on the part of the Purchaser to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice the Purchaser's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on the Note, or if the Company fails to comply with any other provision of this Agreement, the Company will pay to the Purchaser, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the Purchaser in collecting any sums due on the Note or in otherwise enforcing any of his rights.

      6.5 REMEDIES CUMULATIVE

     . No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other rights or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the Purchaser may be exercised from time to time and as often as may be deemed expedient by the Purchaser, as the case may be.

      6.6 COOPERATION BY THE COMPANY

     . To the extent that it lawfully may, the Company agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement, the Note or the Amended and Restated Pledge Agreement; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for the Note prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.


ARTICLE VII

CONVERSION RIGHT

      7.1     CONVERSION PRIVILEGE

     . The unpaid principal amount of the Note may, at the election of the Purchaser, at any time after August 15, 1996 and prior to December 31, 1996 or after an Event of Default, be converted in whole or in part into fully paid and nonassessable shares of Common Stock at the rate of the lesser of $3.12 per share or 80% of the average closing price for shares of the Common Stock for the five consecutive trading days preceding the date of the Purchaser's written election of conversion. (In any conversion, each dollar of principal amount of the Note shall be applied on a dollar-for-dollar basis against the conversion rate.)

      7.2     MANNER OF CONVERSION

     .

          (a)  Conversion of Note

          . At any time after August 15, 1996 and prior to December 31, 1996 or after an Event of Default, the Note may be converted by the Purchaser by surrender of such Note (except as provided in the last sentence of this paragraph), with the notice of conversion affixed thereto duly executed by the Purchaser, to the Company at its principal office at 160 West Canyon Crest Drive, Alpine, Utah (or at such other office as the Company shall designate to the Purchaser from time to time). The conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the Note shall have been so surrendered to the Company or the endorsement referred to in the next sentence has been made, as the case may be. If the Purchaser elects to convert less than all of the Note, then the Note shall not be surrendered but the Purchaser shall endorse an appropriate adjustment on the loan and repayment schedule attached to the Note reflecting as the principal amount thereafter outstanding the principal amount of the Note not converted into Common Stock.

          (b)  Accrued Interest

          . Within five days after the conversion of the Note, the Company will pay to the Purchaser all accrued and unpaid interest on the principal amount so converted to and including the date of conversion, without any adjustment of such interest in respect of any dividend or other distribution payable on the Common Stock issued upon such conversion.

      7.3     DELIVERY OF STOCK CERTIFICATES

     . As promptly as practicable after the conversion of the Note, and in any event within five days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will issue, authenticate and deliver the certificate or certificates for the number of shares of Common Stock issuable upon such conversion. All shares of the Common Stock which shall be so deliverable shall be duly and validly issued and fully paid and nonassessable. Each certificate shall bear the following legend: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

      7.4     COVENANT TO RESERVE SHARES FOR CONVERSION

     . The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock and/or shares of its Common Stock then owned or held by or for the account of the Company, solely for the purpose of delivery upon conversion of the Note as provided in this Article VII, 1,000,000 shares of Common Stock.

      7.5     COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS

     . If any shares of Common Stock required to be reserved for purposes of conversion of the Note hereunder require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

      7.6     SPECIAL AGREEMENTS OF THE COMPANY

     . The Company covenants and agrees that the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Article VII.

      7.7     NOTIFICATIONS BY THE COMPANY

     .  In case at any time:

          (a) the Company shall declare upon the Common Stock any dividend or other distribution to the holders of the Common
Stock;

          (b) the Company shall make an offer for subscription pro rata to the holders of the Common Stock of any additional shares of stock of any class or other rights;

          (c) the Board of Directors of the Company shall authorize any capital reorganization, or reclassification of the capital stock of the Company, or consolidation of the Company or merger of the Company with, or sale of all or substantially all of its assets to, another person;

          (d) the Board of Directors of the Company shall authorize a voluntary dissolution, liquidation or winding-up of the Company; or

          (e) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice to the Purchaser of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by stockholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of record of the stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given not less than 30 and not more than 90 days prior to the action in question and not less than 30 and not more than 90 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, if either is required.

      7.8     NO DILUTION

     .  If the Company:

     (a) (i) makes a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification or recapitalization (including reclassification or recapitalization by way of merger or consolidation); or

     (b) issues to holders of shares of Common Stock as a dividend or distribution, (including by way of reclassification or recapitalization), any right or warrant to purchase shares of Common Stock, or any security convertible into shares of Common Stock; or

     (c) (i) issues, sells or exchanges shares of Common Stock for a cash price less than the fair market value of such Common Stock on the date of such issuance, sale or exchange, or (ii) issues, sells or exchanges shares of Common Stock for property or a combination of cash and property; or

     (d) makes a distribution in respect of the Common Stock by way of dividend, distribution, reclassification or recapitalization (including by way of merger or consolidation), or redeems or repurchases any Common
          Stock;

then the Company shall promptly adjust the number of shares of Common Stock to be received upon conversion hereunder so that the fair market value of the shares to be received by the Purchaser following any of the events described in (a)-(d) above and the adjustment is equal to the fair market value of the shares that would have been received by the Purchaser if conversion had taken place immediately prior to such event and adjustment.


ARTICLE VIII

REGISTRATION AND TRANSFER OF RESTRICTED SHARES

      8.1     REGISTRATION ON REQUEST

     .

          (a)  Request by the Purchaser

     . Upon the written request of the Purchaser requesting that the Company effect the registration under the Securities Act of all or part of the Restricted Shares and specifying the intended method of disposition thereof, the Company thereupon will, as soon as practicable but in no event later than 120 days after such request, effect the registration under the Securities Act of the Restricted Shares which the Company has been so requested to register. The Company shall be obligated to effect only one registration upon request of the Purchaser pursuant to this 8.1 and only during such time as a public market exists. The Company shall not grant to any person the right to request the Company to, nor shall the Company include in any registration pursuant to this 8.1, any securities of the Company other than the Restricted Shares.

          (b)  Registration Statement Form

          .  A registration requested pursuant to this  8.1
shall be effected by the filing of a registration statement on Form S-1 or such other form as may be available (other than a Form S-8), in the sole discretion of the Company.

          (c)  Expenses

          . The Company will pay all Registration Expenses in connection with registration requested pursuant to this 8.1.

          (d)  Effective Registration Statement

          . A registration requested pursuant to this 8.1 will not be deemed to have been effected unless it has been declared effective by the Commission; provided that if, after it has become effective, the offering of Restricted Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency or any court prevents or otherwise limits the sale of Common Stock pursuant to the registration, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this 8.1 is deemed not to have been effected or (ii) the registration requested pursuant to this 8.1 does not remain effective for a period of at least 180 days and less than all the registered shares were sold, then the Company shall remain obligated to effect one registration pursuant to this 8.1, except if the registration did not become effective or remain effective solely as a result of bad faith actions of the Purchaser.

          (e)  Selection of Underwriters

          . If a requested registration pursuant to this 8.1 involves an underwritten offering, the Purchaser shall have the right but not an obligation to designate the managing underwriter and the Company shall have the right to approve the managing underwriter designated by the Purchaser, which approval shall not be unreasonably withheld.

      8.2     INCIDENTAL REGISTRATION

     .

          (a)  Right to Include Restricted Shares

     . If the Company at any time proposes to register any of its securities under the Securities Act (other than a registration on Form S-8 or any successor form and other than in connection with a Rule 145(a) transaction and other than pursuant to a registration under 8.1), whether or not for sale for its own account, it will, each such time, give prompt written notice, but in any event at least 20 days prior written notice prior to registration, to the Purchaser, of its intention to do so and of the Purchaser's rights under this 8.2. Upon the written request of the Purchaser made within 10 business days after the receipt of any such notice (which request shall specify the intended number of Restricted Shares to be disposed of by the Purchaser and the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all Restricted Shares which the Company has been so requested to register by the Purchaser, to the extent requisite to permit the disposition (in accordance with such intended methods thereof) of the Restricted Shares to be so registered; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company must give written notice of such determination to the Purchaser and, thereupon, shall be relieved of its obligation to register any Restricted Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Purchaser under 8.1 and (ii) if a registration requested pursuant to this 8.2 shall involve an underwritten public offering, the Purchaser may elect, in writing at least 30 days prior to the effective date of the registration statement filed in connection with such registration, not to register any Restricted Shares in connection with such registration. No registration effected under this
 8.2 shall relieve the Company of its obligation to effect registration upon the request under 8.1 herein.

          (b)  Priority in Incidental Registrations

          . If a registration pursuant to this 8.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration pursuant to this
 8.2 and pursuant to any other rights granted by the Company to holders of its securities to request inclusion of any such securities in such registration exceeds the number which can be sold in an orderly manner in such offering, the Company shall include in such registration, pro rata among the Purchaser on the basis of the number of Restricted Shares requested by the Purchaser to be included and all other holders of Common Stock of the Company who have incidental registration rights and who have requested that their shares be so included, the number of shares so requested to be included which in the reasonable opinion of such underwriter can be sold.

          (c)  Expenses

          . The Company will pay all Registration Expenses in connection with registration of Restricted Shares requested to be registered pursuant to this 8.2, provided, however, that the Company shall not be obligated to pay Registration Expenses in connection with more than two registrations of Restricted Shares requested pursuant to 8.2 (not including any registrations in which the Company determined not to register Restricted Shares). The Company shall not have fulfilled its obligation to pay Registration Expenses in connection with a registration requested pursuant to 8.2 if (i) the registration did not become effective or (ii) the registration did not remain effective for a period of at least 120 days and less than all of the registered shares were sold, unless the registration did not become effective or remain effective solely as a result of bad faith actions of the Purchaser.

      8.3     REGISTRATION PROCEDURES

     . If and whenever the Company is required to effect or cause the registration of any Restricted Shares under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

          (a) prepare and, in any event within 60 days after the end of the period within which requests for registration may be given to the Company, file with the Commission a registration statement with respect to such Restricted Shares and, within 90 days after the date a request for registration was first given, cause such registration statement to become effective, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to 8.2 herein at any time prior to the effective date of the registration statement relating thereto;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 120 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Purchaser set forth in such registration statement;

          (c) furnish to the Purchaser such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Restricted Shares by the Purchaser;

          (d) register or qualify such Restricted Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions which apply, and do any other acts and things which may be necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdiction of the Restricted Shares owned by the Purchaser;

          (e) cause such Restricted Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Purchaser to consummate the disposition of such Restricted Shares;

          (f) immediately notify the Purchaser, at any time when a prospectus relating to the Restricted Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b) of this 8.3, of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within five days prepare and furnish to the Purchaser a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (h) to list such Restricted Shares on any securities exchange on which the Common Stock is then listed, if such Restricted Shares are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Restricted Shares covered by such registration statement not later than the effective date of such registration statement;

          (i) in the case of a registration pursuant to 8.1, if requested by the Purchaser, enter into such agreements
(including an underwriting agreement in customary form) and take such other actions as the Purchaser requests in order to expedite or facilitate the disposition of such Restricted Shares;

          (j) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Purchaser shall reasonably request; and

          (k) make available for inspection by the Purchaser, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Purchaser or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          The Purchaser agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f) of this 8.3, such holder will forthwith discontinue disposition of Restricted Shares pursuant to the registration statement covering such Restricted Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (f) of this 8.3, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Restricted Shares current at the time of receipt of the Company's notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this 8.3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (f) of this 8.3 to and including the date when each seller of Restricted Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (f) of this 8.3.

      8.4 INDEMNIFICATION

     .

          (a)  Indemnification by the Company

          . In the event of any registration of any securities of the Company under the Securities Act pursuant to 8.1 or 8.2, the Company agrees to (i) indemnify and hold harmless, to the extent permitted by law, the Purchaser, and any person who participates as an underwriter in the offering or sale of the Restricted Shares against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Purchaser, or any such underwriter may became subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (aa) any untrue statement or alleged untrue statement contained in the registration statement or amendment or supplement thereto under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (bb) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse the Purchaser or underwriter for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Purchaser specifically stating that it is for use in the preparation thereof; and provided, further, that the Company will not be required to indemnify any person who participates as an underwriter in the offering or sale of Restricted Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act to the extent that any such loss, claim, damage or liability for which indemnification is claimed results from such underwriter's failure to send or give a copy of the final prospectus to the person asserting an untrue statement or an alleged untrue statement or omission or alleged omission at or prior to the written confirmation of such sale, if such statement or omission was corrected in such final prospectus and the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any underwriter and shall survive the transfer of such securities by the Purchaser.

          (b)  Indemnification by the Purchaser

          . The Company may require, as a condition to including any Restricted Shares in any registration statement filed in accordance with this Article VIII, that the Company receive an undertaking reasonably satisfactory to it from the Purchaser, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this 8.4(b)) the Company, any directors, officers and other controlling persons thereof, and all other prospective sellers with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Purchaser specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Company's directors, officers or controlling persons and shall survive the transfer of such securities by the Purchaser.

          (c)  Notices of Claims

          . Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this 8.4, such indemnified party will, if a claim in respect thereto is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this 8.4 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's judgment a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to all claims asserted by the claimant or pleaded or which could have been pleaded in the litigation by the plaintiff.

          (d)  Other Indemnification

          . Indemnification similar to that specified in the preceding subdivisions of this 8.4 (with appropriate modifications) shall be given by the Company and the Purchaser with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          (e)  Rule 144

          . The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not then required to file such reports, it will, upon the request of the Purchaser, make publicly available other information), and it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell all or a portion of the Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Restricted Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          (f)  Holdback Agreement

          . (i) If any registration pursuant to 8.1 shall be in connection with an underwritten public offering, the Purchaser agrees by acquisition of such Restricted Shares not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Restricted Shares, and shall not effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable for any equity security, of the Company (in each case, other than as part of such underwritten public offering) within seven days before or 90 days after the effective date of such registration, and the Company hereby also so agrees and agrees to cause each other holder of at least 10% of the aggregate number of the shares of Common Stock to so agree.

               (ii) The Company agrees (aa) not to effect any public sale or distribution of its equity securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any of its Subsidiaries or the acquisition by the Company or any of its Subsidiaries of the capital stock or substantially all of the assets of any other person or in connection with an employee stock option or other benefit plan), during the seven days prior to, and during the 90-day period beginning on, the effective date of any registration statement in which the Purchaser is participating (except as part of such registration), and (bb) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities, shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).


ARTICLE IX

MISCELLANEOUS

      9.1 AMENDMENTS AND WAIVERS

     . This Agreement may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and signed by the person against which enforcement thereof is sought.

      9.2 INTEGRATION

     . This Agreement, the Warrant, the Amended and Restated Pledge Agreement, the Note, the Guaranty, the Old Note Purchase Agreements and the Old Notes embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

      9.3 SUCCESSORS AND ASSIGNS

     . All covenants, agreements, statements, representations and warranties in this Agreement or any certificate delivered pursuant hereto by or on behalf of the Company or by or on behalf of the Purchaser shall bind and inure to the benefit of the respective successors and assigns of each party hereto.

      9.4 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS

     . All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to be material and to have been relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on the Purchaser's behalf, and (ii) shall survive the execution and delivery of the Note and shall continue in full force and effect so long as the Note is outstanding and unpaid provided that all representations and warranties made herein or in any certificate delivered hereto shall speak only as of the date made.

      9.5 NOTICES AND OTHER COMMUNICATIONS

     . All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered, or shall be sent by certified or registered mail, return receipt requested, postage prepaid and addressed (i) if to the Purchaser, c/o Fortress Re, Inc., 292 East Morehead Street, Burlington, North Carolina 27215, or to such other address as may have been furnished to the Company by notice from the Purchaser, with copies to each of Freddy H. Robinson, Bernard Robinson & Company, L.L.P., P.O. Box 19608, Greensboro, North Carolina, 27419 and Peter Golden, Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004-1980 or (ii) if to the Company, to 160 West Canyon Crest Drive, Alpine, Utah 84004, or to such other address as may have been furnished to the Purchaser. All notices shall be deemed to have been given at the time of the delivery thereof at the address of such persons for purposes of this 9.5.

      9.6 GOVERNING LAW

     . This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of North Carolina, without regard to its principles of conflicts of law. If any action or proceeding shall be brought by the Purchaser in order to enforce any right or remedy under this Agreement or under the Note, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Middle District of North Carolina on the date of this Agreement.

      9.7 TABLE OF CONTENTS AND HEADINGS

     . The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

      9.8 COUNTERPARTS

     . This Agreement may be signed by each party hereto upon a separate copy in which event both of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      9.9 EXPENSES

     . The Company agrees to reimburse the Purchaser for up to $20,000 of his actual out-of-pocket expenses incurred in connection with negotiating and drafting this Agreement, the Note, the Warrant, the Guaranty and the Amended and Restated Pledge Agreement (including the reasonable fees and disbursements of his legal counsel and of his accountant), which amount shall be payable by the Company at the time the Note is repaid or converted.


ARTICLE X

DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:

     "Affiliate" shall mean any person (other than the Company's Subsidiaries or the Purchaser) which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or any of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise.

     "Commission" shall mean the Securities and Exchange
Commission and any other similar or successor agency of the federal government administering the Securities Act, the Exchange
Act, or the Trust Indenture Act.

     "Common Stock" shall mean and include the Company's authorized common stock, $.005 par value per share, and shall also include any class of the capital stock of the Company hereafter authorized which shall neither (i) be limited to a fixed sum or a percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, nor (ii) be subject at any time to redemption by the Company, provided, however, the Common Stock receivable upon conversion of the Note shall include only shares of the capital stock of the Company designated as common stock or shares of any class or classes of the capital stock of the Company resulting from any reclassification or reclassifications of such common stock which are not limited to any such fixed sum or percentage of par value and which are not subject to any such redemption.

     "Conversion Shares" shall mean any Common Stock issued or issuable upon conversion of the Note.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended.

     "Event of Default" shall mean each of the happenings or circumstances enumerated in 6.1.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Incur" (including the correlative terms "incurred", "incurring", "incurs", and "incurrence"), when used with respect to any Indebtedness, shall mean create, incur, assume, guarantee or in any manner become liable in respect of (including, without limitation, by operation of law), such Indebtedness.

     "Indebtedness" of any Person shall mean and include, as of any date as of which the amount thereof is to be determined, (i) all items (other than capital items such as capital stock, surplus and retained earnings, as well as reserves for taxes in respect of income deferred to the future and other deferred credits and reserves) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of such date, (ii) all obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby shall have been assumed by such Person, (iii) all obligations (other than cancellation fees) of such Person to purchase any materials, supplies or other property, or to obtain the services of any Person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered, (iv) all obligations of such Person to advance or supply funds to, or to purchase property or services from, any other Person in order to maintain the working capital, net worth or any other balance sheet condition of such other Person or to pay debts, dividends or expenses of such other Person or to assure such other Person or any third party against any liability or loss and (v) guaranties, endorsements and other contingent obligations, direct or indirect, on the part of such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others of the character described in clauses (i), (ii), (iii) and (iv) above, including any agreement, contingent or otherwise, to (x) purchase such Indebtedness of others, or (y) purchase or sell property or services primarily to permit the debtor in respect of such Indebtedness of others to avoid loss, or (z) supply funds to or invest in any such debtor.

     "Lien" shall mean: (i) any interest in property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale, trust receipt or deposit in trust, or arising from a consignment or bailment given for security purposes (other than a trust receipt or deposit given in the ordinary course of business which does not secure any obligation for borrowed money), (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, licenses and profits a prendre. For purposes of this Agreement, any Person shall be deemed to be the owner of any property which it has acquired or holds subject to a lease or conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "Person" shall include any individual, a corporation, an association, a partnership, a trust or estate, a government and any agency or political subdivision thereof, or any other entity.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article VIII, including, without limitation, (i) all Commission and stock exchange or National Association of Securities Dealers, Inc. registration, filing fees and listing expenses, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of any Conversion Shares), (iii) all printing, messenger and delivery expenses,
(iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and disbursements of counsel retained in connection with such registration by the Purchaser, and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including the fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts, commissions, insurance charges and transfer taxes, if any.

     "Restricted Shares" shall mean (a) the Warrant, (b) the Warrant Shares and (c) the Conversion Shares. As to any particular Restricted Shares once issued, such securities shall cease to be Restricted Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

     "Solvent" shall mean with respect to any Person on a particular date, on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective or whether at the time capital stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other subsidiaries of such Person.

     "Warrant Shares" shall mean any Common Stock issued or issuable upon exercise of the Warrant.

     IN WITNESS WHEREOF, the Purchaser has executed and delivered this Agreement and the Company has caused this Agreement to be executed, sealed, and delivered by its officer thereunto duly authorized.


                              INTERLINE RESOURCES CORPORATION


                              By
                              ___________________________________
                              Name:     Michael R. Williams
                              Title:    Chief Executive Officer
                              and President





                               _____________________________________
                                         Maurice D. Sabbah


[SEAL]

EXHIBIT A

INTERLINE RESOURCES CORPORATION

9-1/4% SENIOR SECURED NOTE

DUE JANUARY 15, 1998

$2,500,000


     FOR VALUE RECEIVED, the undersigned, INTERLINE RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Utah (herein called the "Company"), hereby promises to pay to MAURICE D. SABBAH, an individual residing in the State of North Carolina, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS, or so much thereof as from time to time may be advanced hereunder pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated the date hereof between the Company and Maurice D. Sabbah (said Note and Warrant Purchase Agreement as amended and modified from time to time, the "Agreement") on January 15, 1998, together with simple interest thereon (computed on the basis of a 360 day year of twelve 30-day months), for each day from the date a Loan is made until it becomes due and payable, at the rate of 9-1/4%, payable semi-annually in arrears on each November 15, and May 15 during the term of the Loans and on January 15, 1998 (each an "Interest Payment Date"), commencing on November 15, 1996 (provided, that any interest payment otherwise due and payable shall be deferred on any Interest Payment Date and added to the principal amount of this Note as of such date as provided below if (i) during the semi-annual period immediately preceding November 15, 1996, the Company has prepaid an aggregate principal amount of the Note equal to $115,625, (ii) during the semi-annual period immediately preceding May 15, 1997, the Company has prepaid an aggregate principal amount of the Note equal to $231,250 and (iii) during the semi-annual period immediately preceding November 15, 1997, the Company has prepaid an aggregate principal amount of the Note equal to $346,875) and to pay interest compounded daily at the rate of 16% per annum on any overdue payment of principal of and accrued but unpaid interest, until the same shall be paid in full.

     Payment of the principal of, and interest on, this Note shall be made, in lawful money of the United States of America in the manner and at the place provided in Article III of the Agreement. Accrued interest at maturity shall be payable at the same time principal is due and payable.

     This Note is issued pursuant to the Agreement. This Note is entitled to the benefits of, and is subject to the terms contained in the Agreement. The provisions of the Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

     This Note is subject to prepayment pursuant to the terms and conditions of Article III of the Agreement.

     In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Agreement.

     At any time prior to December 31, 1996, or upon the occurrence of certain events set forth in the Agreement, the principal amount of this Note is convertible in whole or in part into at least 801,282 shares of Common Stock of the Company, on the conditions specified in Article VII of the Agreement, at the option of the holder hereof, upon surrender or appropriate endorsement hereof, and upon the giving of notice of conversion.

          NEITHER THE DEBT REPRESENTED BY THIS NOTE, NOR THE SHARES INTO WHICH THIS NOTE MAY BE CONVERTED, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

     This Note evidences senior indebtedness of the Company, is guaranteed to the extent provided in the Guaranty of Interline Energy Services, Inc., dated the date hereof in favor of Maurice
D. Sabbah and is secured by the stock of certain subsidiaries of the Company to the extent provided in the Amended and Restated Pledge Agreement dated the date hereof between the Company, Interline Energy Services, Inc. and Maurice D. Sabbah. This Note will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, and will rank senior to all subordinated indebtedness of the Company.

     Annexed hereto and made a part hereof is a schedule (the "Loan and Repayment Schedule") on which shall be shown all Loans made by the holder to the Company pursuant to the Agreement, all accrued interest added to the outstanding principal balance hereof, repayments of principal made by the Company to the holder hereunder and other information provided for on such Loan and Repayment Schedule. The Company hereby appoints the holder as its agent to make an appropriate notation on the Loan and Repayment Schedule (or on a continuation of such Loan and Repayment Schedule) evidencing the date and the amount of each Loan, the date and amount of accrued interest added to the outstanding principal balance hereof, the date and amount of any principal repayment made hereunder or other information provided for on the Loan and Repayment Schedule. Such endorsement shall constitute prima facie evidence of the accuracy of the information set forth thereon; provided, however, that the failure of the holder to make such a notation or any error in such notation shall not affect the obligations of the Company to repay this Note in accordance with its terms.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     IN WITNESS WHEREOF, INTERLINE RESOURCES CORPORATION, has caused this Note to be dated May 15, 1996, and to be executed and sealed on its behalf by its officer thereunto duly authorized.

                              INTERLINE RESOURCES CORPORATION


                              By:
                                   ____________________________________
                                   Michael D. Williams,
                                   Chief Executive Officer and
                                   President

EXHIBIT B
109089

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT, NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.


WARRANT TO PURCHASE 250,000 SHARES OF
COMMON STOCK.

INTERLINE RESOURCES CORPORATION
$3.90 Warrant

         This certifies that, for value received, Maurice D. Sabbah is entitled, subject to the terms set forth below, to purchase from INTERLINE RESOURCES CORPORATION, a Utah corporation (the "Company"), 250,000 (two hundred fifty thousand) fully paid and nonassessable shares of the Company's Common Stock, $.005 par value, at any time or from time to time but not later than the close of business on December 31, 1999, at the initial exercise price (the "Exercise Price") of $3.90 per Share payable in lawful money of the United States of America or by application of all or a portion of the principal amount on a dollar-for-dollar basis of a 9-1/4% senior secured note of the Company, dated the date hereof, payable to Maurice
D. Sabbah (the "Note"), or any combination of cash and principal amount of the Note having a value equal to the Exercise Price upon surrender of this Warrant and payment of the Exercise Price. The term "Shares" refers to shares of the Company's Common Stock. The Exercise Price and number of Shares purchasable upon exercise of this Warrant are subject to adjustment from time to time upon the occurrence of certain events set forth herein.
         SECTION 1. Duration and Exercise of Warrants. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Share) by the surrender of this Warrant, accompanied by the Exercise Form annexed hereto duly executed, to the Company at the office of the Company in Alpine, Utah (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) on any business day on or after the date hereof and from time to time but not later than the close of business on December 31, 1999, and upon the payment to the Company, for the account of the Company, by cash or by check or bank draft, or by the application of all or a portion of the principal amount of the Note (which shall be deemed to have a value equal to such principal amount), or any combination of cash, check or bank draft and principal amount of Note, of the Exercise Price for the number of Shares so purchased in lawful money of the United States of America. (If the entire principal amount of the Note is to be applied to the payment of the Exercise Price, then the Note shall be delivered to the Company and the Company shall deliver to the holder of the Note a check in the amount of accrued but unpaid interest on the principal balance of the Note through the date of purchase of Shares upon exercise of this Warrant. If only a portion of the principal amount of the Note is to be applied, then the principal balance of the Note shall be reduced on the loan repayment schedule annexed thereto to reflect such application.) The Company agrees that the Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Certificates for the Shares so purchased shall be delivered to the holder within a reasonable time and a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time, at no expense to the holder. Shares purchased upon the exercise of this Warrant may not be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with all applicable United States Federal and State securities laws. Each certificate representing Shares issued pursuant to this Warrant shall be stamped or otherwise imprinted with the legend: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended or applicable state securities laws, and accordingly, may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration under such Act and such laws or pursuant to an exemption therefrom." To the extent this Warrant is not exercised prior to the close of business on December 31, 1999, this Warrant shall cease to be exercisable and shall become void and all rights of the holder hereunder shall cease.
         SECTION 2. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for Shares in a name other than that of the registered holder of this Warrant and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
         SECTION 3. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of this Warrant the full number of Shares deliverable upon the exercise of this Warrant.
         The Company covenants that, before taking any action which would cause an adjustment pursuant to Section 5 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of this Warrant, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.
         SECTION 4. Exchange of Warrant. This Warrant may not be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with all applicable United States Federal and State securities laws and with the terms and conditions of the Agreement. This Warrant is exchangeable, without expense, at the option of the holder, for other Warrants of like tenor of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder, and may be divided or combined, without expense, with other Warrants which carry the same rights, upon presentation hereof at the office at which this Warrant is to be surrendered upon exercise hereof, together with a written notice signed by the holder hereof specifying the denominations in which new Warrants are to be issued. Unless the context otherwise requires, the term "Warrant" as used herein includes this Warrant and any other Warrant or Warrants which may be issued pursuant to the provisions of this Warrant whether upon partial exercise, division, combination, exchange or otherwise. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, upon receipt by the Company of such bond or indemnification as the Company may reasonably require, and, in case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.
         SECTION 5. Adjustment of Exercise Price and Number of Shares Purchasable. The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 5.
              (a) In case the Company shall at any time after the date of this Warrant (i) declare a dividend on the outstanding Shares in Shares, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Shares into a smaller number of shares, or (iv) issue any Shares by reclassification of the outstanding Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of this Warrant shall be entitled to receive the aggregate number of Shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification (i.e., the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which is the total number of Shares outstanding immediately prior to such date and the denominator of which is the total number of Shares outstanding immediately after the payment of such stock dividend or the date following the effectiveness of such subdivision, combination, or reclassification becomes effective, as the case may be ). Such adjustment shall be made successively whenever any event listed above shall occur.
              (b)  The Company and its subsidiaries shall not
(i) make any payment or distribution (whether in cash, property, securities or otherwise) in respect of capital stock of the Company or any of its subsidiaries, whether by dividend, repurchase, redemption, reclassification or otherwise (except for dividends in the form of Shares) or (ii) issue or agree to issue to third parties, other than ratably to all holders of Common Stock, shares, rights, options, or warrants to acquire Shares, or securities convertible into Shares, unless the sales price, option or exercise price, or conversion price, as the case may be, is at least equal to the Exercise Price, as it may be adjusted hereunder.
              (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.
              (d) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if this Warrant shall be exercised after such record date the Company may elect to defer until the occurrence of such event the issuing to the holder of this Warrant the Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.
              (e) Upon each adjustment of the Exercise Price as a result of the calculations made in subsection (a) of this
Section 5, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to be the nearest hundredth) obtained by (A) multiplying the number of Shares purchasable upon exercise of this Warrant prior to the adjustment of the number of Shares by the Exercise Price in effect prior to adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.
              (f) In case of any capital reorganization of the Company, or of any reclassification of the outstanding Shares, or in case of the consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, this Warrant shall after such capital reorganization, reclassification of Shares, consolidation, merger or sale be exerciseable, upon the terms and conditions specified herein, for the number of shares of stock or other securities or cash or other property to which a holder of the number of Shares (at the time of such capital reorganization, reclassification of Shares, consolidation, merger or sale) purchasable upon exercise of this Warrant would have been entitled upon such capital reorganization, reclassification of Shares, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to provide protection against dilution for events subsequent to the effective date of such transaction. The subdivision or combination of Shares at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Shares of the Company for the purposes of this paragraph. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations of the Company hereunder. This provision shall similarly apply to successive consolidations, mergers, sales or transfers.
         SECTION 6. Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon exercise hereof the Company shall pay to the holder of this Warrant an amount in cash equal to such fraction multiplied by the current market price per Share on the last business day prior to the exercise of this Warrant.
         SECTION 7. Notices to Warrantholder. Upon any adjustment of the Exercise Price pursuant to Section 5, the Company within 20 days thereafter shall cause to be given to the holder of this Warrant at his address appearing on the books of the Company written notice of such adjustment by certified mail, return receipt requested, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the provisions of this Section 7.
         In case, during the period from the date hereof until December 31, 1999:
                   (a)  of any consolidation or merger to which
         the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of outstanding Shares issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or
                   (b)  of the voluntary or involuntary
         dissolution, liquidation or winding up of the Company;
         or
                   (c)  the Company proposes to take any action
         (other than actions of the character described in Section 5 (a)) which would require an adjustment of the Exercise Price pursuant to Section 5;
then the Company shall cause to be given to the holder of this Warrant at his address appearing on the books of the Company, at least 20 days prior to the applicable record date hereinafter specified, by certified mail, return receipt requested, postage prepaid, a written notice stating the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record shall be entitled to exchange their Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.
         Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as shareholder in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholder of the Company.
         SECTION 8. Registered Holder as Owner. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
         SECTION 9. Governing Law. This Warrant shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of North Carolina, without giving effect to the principles of conflict of laws thereof.
         SECTION 10. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company, and the registered holder of this Warrant any legal or equitable right, remedy or claim hereunder.
         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers.
                             INTERLINE RESOURCES CORPORATION


                             By:
[Seal]

Attest:

Dated:  May 15, 1996

EXERCISE FORM

(To be executed upon exercise of this Warrant)


         The undersigned hereby irrevocably elects to exercise
the right, represented by this Warrant, to purchase .........
Shares and herewith tenders payment (by cash, check, principal amount of Note, or any combination thereof) for such Shares to the order of INTERLINE RESOURCES CORPORATION in the aggregate amount of $........ in accordance with the terms hereof.  If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the Shares be registered in the name of the undersigned and that such Warrant be delivered to ................ whose address is
 ............................................


                                 Signature ..................



Date ...............

109020

AMENDED AND RESTATED PLEDGE AGREEMENT


     THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Amended and Restated Pledge Agreement"), dated as of May 15, 1996, made by INTERLINE RESOURCES CORPORATION, a Utah corporation (the "Company") and INTERLINE ENERGY SERVICES, INC., a Wyoming corporation ("IESI" and, together with the Company, the "Pledgors") in favor of MAURICE D. SABBAH (the "Lender").

W I T N E S S E T H:

     WHEREAS, pursuant to a Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "Note Purchase Agreement"), between the Company and the Lender, the Lender has purchased the Company's $2,500,000 principal amount 9-1/4% Senior Secured Note Due January 15, 1998 (the "Note ") and a Warrant to purchase up to 250,000 shares of common stock of the Company at an initial exercise price of $3.90 per share (the "Warrant");

     WHEREAS, pursuant to a Note Purchase Agreement, dated as of February 29, 1996 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "1996 Note Purchase Agreement"), between the Company and the Lender, the Lender has purchased the Company's $1,500,000 principal amount 6% Senior Secured Note Due August 29, 1996 (the "1996 Note");

     WHEREAS, pursuant to a Note Purchase Agreement, dated as of June 30, 1994 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "1994 Note Purchase Agreement" and, together with the 1996 Note Purchase Agreement, the "Old Note Purchase Agreements"), the Lender purchased the Company's $250,000 principal amount 10% Senior Convertible Note Due June 30, 1996 (the "1994 Note" and, together with the 1996 Note, the "Old Notes");

     WHEREAS, in connection with the purchase of the 1996 Note pursuant to the terms of the 1996 Note Purchase Agreement, the Company entered into a Pledge Agreement, dated as of August 29, 1996 (the "Old Pledge Agreement") in favor of the Lender pursuant to which the Company pledged all of the shares of capital stock of each of IESI and Gagon Brothers Mechanical Contractors, Inc. to secure the obligations of the Company under the Old Note Purchase Agreements and the Old Notes;

     WHEREAS, as a condition precedent to the purchase of the Note and the Warrant, IESI has executed and delivered to the Lender a Guaranty, dated the date hereof (the "Guaranty") with respect to the obligations of the Company under this Amended and Restated Pledge Agreement, the Note, the Warrant, the Note Purchase Agreement, the Old Notes, the Old Note Purchase Agreements and the other Loan Documents (as defined in Section 1.1);

     WHEREAS, as a condition precedent to the purchase of the Note and the Warrant, the Pledgors are required to amend and restate the Old Pledge Agreement in its entirety on the terms and conditions set forth in this Amended and Restated Pledge
Agreement;

     WHEREAS, the Pledgors have duly authorized the execution, delivery and performance of this Amended and Restated Pledge
Agreement; and

     WHEREAS, it is in the best interests of the Pledgors to execute this Amended and Restated Pledge Agreement inasmuch as the Pledgors will derive substantial direct and indirect benefits from the purchase and sale of the Note and the Warrant pursuant to the Note Purchase Agreement;

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to purchase the Note and the Warrant from the Company pursuant to the Note Purchase Agreement, the Pledgors agree, for the benefit of the Lender, as follows:


ARTICLE I

DEFINITIONS

     SECTION 1.1.  CERTAIN TERMS

     . The following terms (whether or not underscored) when used in this Amended and Restated Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Amended and Restated Credit Agreement" is defined in the preamble.

     "Collateral" is defined in Section 2.1.

     "Company" is defined in the preamble.

     "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers or consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

     "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property.

     "Guaranty" is defined in the fifth recital.

     "IESI" is defined in the preamble.

     "Lender" is defined in the preamble.

     "Loan Documents" collectively, means this Amended and Restated Pledge Agreement, the Note Purchase Agreement, the Note, the Warrant, the Guaranty, the Old Note Purchase Agreements, the Old Notes and each other agreement, certificate, document or instrument delivered in connection with this Amended and Restated Pledge Agreement, and such other agreements, whether or not specifically mentioned herein or therein.

     "Note " is defined in the first recital.

     "Note Purchase Agreement" is defined in the first recital.

     "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Pledgors arising under or in connection with this Amended and Restated Pledge Agreement, the Note, the Warrant, the Guaranty, the Old Notes and each other Loan Document including (i) all obligations for principal or interest under the Note and the Old Notes, whether incurred on the date hereof,
(ii) all other obligations of each Pledgor, either incurred on or after costs, indemnification or otherwise, arising hereunder or under any other Loan Document, (iii) all out-of-pocket costs and expenses, including attorneys' fees and legal expenses, incurred by the Lender to the extent set forth in the Note Purchase Agreement and the Old Note Purchase Agreements in connection with such Indebtedness, obligations and liabilities, and
(iv) following the occurrence and during the continuance of an Event of Default, all advances made by the Lender for the maintenance, protection, preservation or enforcement of, or realization upon, the collateral in which the Lender has been granted a security interest pursuant to a Loan Document (or any portion thereof).

     "Old Note Purchase Agreements" is defined in the third recital.

     "Old Notes" is defined in the third recital.

     "Old Pledge Agreement" is defined in the fourth recital.

     "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgors to the Lender or may from time to time hereafter be delivered by the Pledgors to the Lender for the purposes of pledge under this Amended and Restated Pledge Agreement, and all proceeds of any of the foregoing.

     "Pledged Share Issuer" means each Person from time to time identified on Attachment I hereto as the issuer of the Pledged
Shares identified opposite the name of such Person.

     "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered or required to be delivered from time to time by the Pledgor to the Lender as Pledged Property hereunder.

     "Pledgors" is defined in the preamble.

     "Secured Obligations" is defined in Section 2.2.

     "Securities Act" is defined in clause (a) of Section 5.2.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective or whether at the time capital stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries of such Person.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of New York or, as the context may require, in any other jurisdiction the laws of which may apply to all or a portion of the Collateral in which a security interest is granted hereunder.

     "Warrant" is defined in the first recital.

     "1994 Note" is defined in the third recital.

     "1994 Note Purchase Agreement" is defined in the third recital.

     "1996 Note" is defined in the second recital.

     "1996 Note Purchase Agreement" is defined in the second recital.

     SECTION 1.2.  NOTE PURCHASE AGREEMENT DEFINITIONS

     . Unless otherwise defined herein or the context otherwise requires, terms used in this Amended and Restated Pledge
Agreement, including its preamble and recitals, have the meanings provided in the Note Purchase Agreement.

     SECTION 1.3.  U.C.C. DEFINITIONS

     . Unless otherwise defined herein or in the Note Purchase Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Amended and Restated Pledge Agreement, including its preamble and recitals, with such meanings.


ARTICLE II

PLEDGE

     SECTION 2.1. GRANT OF SECURITY INTEREST

     . The Pledgors hereby pledge, hypothecate, assign, charge, mortgage, deliver, and transfer to the Lender and hereby grant to the Lender a continuing security interest in all of their respective right, title and interest in and to all of the following property (the "Collateral"):

               (a) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified on Attachment I hereto;

               (b) all other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Amended and Restated Pledge Agreement;

               (c) all Dividends and Distributions (subject to the restriction on Dividends and Distributions contained in the Note Purchase Agreement) and other payments and rights with respect to any Pledged
          Property; and

               (d)  all proceeds of any of the foregoing.

     SECTION 2.2.  SECURITY FOR OBLIGATIONS

     . This Amended and Restated Pledge Agreement and the Collateral granted herewith secure the payment and performance in full of all Obligations of the Pledgors now or hereafter existing under this Amended and Restated Pledge Agreement and each other Loan Document to which any Pledgor is now or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise (all such obligations of each Pledgor being the "Secured Obligations").

     SECTION 2.3.  DELIVERY OF PLEDGED PROPERTY

     . All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to the Lender.

     The Pledgors shall deliver or shall cause to be delivered promptly, but in any event within five Business Days following issuance, in pledge hereunder to the Lender, any and all additional shares of capital stock of a Pledged Share Issuer issued to such Pledgor and all other Pledged Property issued, distributed or otherwise delivered to or acquired by such Pledgor in respect of such Pledged Share Issuer's Pledged Shares.

     SECTION 2.4. DIVIDENDS ON PLEDGED SHARES

     . Subject to the restriction on Dividends contained in the Note Purchase Agreement, in the event that any Dividend is to be paid on any Pledged Share at a time when no Event of Default has occurred and is continuing or would result from the payment of such Dividend or the making of such payment, such Dividend or payment may be paid directly to the Pledgors. If any such Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Lender.

     SECTION 2.5.  CONTINUING SECURITY INTEREST; TRANSFER OF NOTE
AND OLD NOTE

     . This Amended and Restated Pledge Agreement shall create a continuing security interest in the Collateral and shall

               (a) remain in full force and effect until payment in full of all Secured Obligations;

               (b)  be binding upon each Pledgor and its
          successors, transferees and assigns; and

               (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender.

Without limiting the foregoing clause (c), the Lender may assign or otherwise transfer (in whole or in part) the Note or either Old Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Amended and Restated Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer. Upon the payment in full of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such termination, the Lender will, at the sole expense of the Pledgors, deliver to the Pledgors, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares of the Pledgors, together with all other Collateral of the Pledgors held by the Lender hereunder, and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

     SECTION 2.6.  SECURITY INTEREST ABSOLUTE

     . All rights of the Lender and the security interests granted to the Lender hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional, irrespective of

               (a) any lack of validity or enforceability of the Note Purchase Agreement or any other Loan Document or any instrument or document relating thereto;

     (b)  the failure of the Lender:

     (i) to assert any claim or demand or to enforce any right or remedy against the Pledgors or any other Person under the provisions of the Note Purchase Agreement or any other Loan Document or otherwise; or

     (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Secured Obligations;

               (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any of the Secured Obligations;

               (d) any reduction, limitation, impairment or termination of any of the Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Pledgors hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Secured Obligations or otherwise;

               (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Note Purchase Agreement or any other Loan Document or any instrument or document relating thereto;

               (f) any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

               (g) any other circumstances which might otherwise constitute a defense (other than the defense of payment in full of the Secured Obligations) available to, or a legal or equitable discharge of, the Pledgors, any surety or any guarantor.


ARTICLE III

REPRESENTATIONS AND WARRANTIES

     SECTION 3.1.  WARRANTIES, ETC.

       The Pledgors jointly and severally represent and warrant to the Lender, as at the date of each pledge and delivery hereunder (including any pledge and delivery of Pledged Property from and after the date hereof) by the Pledgors to the Lender of any Collateral, as set forth in this Article:

     SECTION 3.1.1.  BUSINESSES CONDUCTED BY PLEDGED SHARE
ISSUERS; FINANCIAL CONDITION AND NET BOOK VALUE

     .  (a)  The oil and gas operations of Pledgor described in
Item 1 of Pledgor's Form 10-KSB for the fiscal year ended December 31, 1994 (the "Pledgor Form 10-K") are conducted principally by IESI through its wholly owned subsidiaries NRG Fuels, Inc., a Wyoming corporation ("NRG"), and Interline Crude Gathering Company, a Wyoming corporation ("ICGC"). The construction operations of Pledgor described in Item 1 of the Pledgor Form 10-K are conducted principally by Gagon Brothers Mechanical Contractors, Inc.

     (b) The financial condition of each Pledged Share Issuer does not differ in any material respect from that reflected in the unaudited financial information for such Pledged Share Issuer previously delivered by the Pledgor to the Lender.

     (c)  The aggregate net book value of the Pledged Share
Issuers, (i) as of the date hereof, is not less than $6.5 million and (ii) until the payment in full of all of the Secured
Obligations, will be not less than $5.0 million.

     SECTION 3.1.2.  OWNERSHIP, NO LIENS, ETC.

       The Pledgors are the legal and beneficial owners of, and have good and valid title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens, except the Lien granted pursuant hereto in favor of the Lender.

     SECTION 3.1.3.  VALID SECURITY INTEREST

     . The delivery by the Pledgors of such Collateral to the Lender is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations, and no filing or other action will be necessary to perfect or protect such security interest. All the Pledged Shares issued by any Pledged Share Issuer are "certificated securities" as that term is defined in Section 8-102 of the U.C.C.



SECTION 3.1.4.  AS TO PLEDGED SHARES

     . In the case of any Pledged Shares of the Pledgors constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of Capital Stock of each Pledged Share Issuer set forth on Attachment I hereto.

     SECTION 3.1.5.  AUTHORIZATION, APPROVAL, ETC.

       This Amended and Restated Pledge Agreement has been duly authorized, executed and delivered by each of the Pledgors, and constitutes a legal, valid and binding obligation of each of the Pledgors, enforceable against each of the Pledgors in accordance with its terms. No authorization, approval, or other action by, and no notice or filing with, any governmental authority, regulatory body or any other Person is required either:

               (a)  for the pledge by the Pledgors of any
          Collateral pursuant to this Amended and Restated Pledge
          Agreement or for the due execution, delivery and performance of this Amended and Restated Pledge
          Agreement by the Pledgor; or

               (b) for the exercise by the Lender of the voting or other rights provided for in this Amended and Restated Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, of the remedies in respect of the Collateral pursuant to this Amended and Restated Pledge Agreement.

     SECTION 3.1.6.  COMPLIANCE WITH LAWS

     . The Pledgors and each of the Pledged Share Issuers are in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to have a material adverse effect on the business, properties, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole or the value of the Collateral as a whole or the worth of the Collateral as a whole as collateral security.

     SECTION 3.1.7.  NO CONTRAVENTION

     . The execution, delivery and performance by the Pledgors of this Amended and Restated Pledge Agreement and the other Loan Documents and compliance by the Pledgors with all of the provisions hereof and thereof do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on either of the Pledgors or any of their properties, or contravene the provisions of, or constitute a default (or event of default) with or without the passage of time, by either of the Pledgors under, or result in the creation of any Lien upon the property of either of the Pledgors under their respective certificates of incorporation or by-laws or any material indenture, mortgage, contract or other agreement or instrument to which either of the Pledgors is a party, or by which either of the Pledgors or any of their property is bound or affected.


ARTICLE IV

COVENANTS

     SECTION 4.1.  PROTECT COLLATERAL; FURTHER ASSURANCES, ETC.

       The Pledgors will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgors will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgors agree that at any time, and from time to time, at the expense of the Pledgors, the Pledgors will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     SECTION 4.2.  STOCK POWERS, ETC.

       The Pledgors agree that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgors pursuant to this Amended and Restated Pledge Agreement will be accompanied by duly executed, undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Pledgors will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence and during the continuance of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Lender.

     SECTION 4.3.  CONTINUOUS PLEDGE

     . Subject to Section 2.4, the Pledgors will, at all times, keep pledged to the Lender pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions (subject to the restriction on Dividends and Distributions contained in the Note Purchase Agreement) with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgors in respect of any Collateral.

     SECTION 4.4.  VOTING RIGHTS; DIVIDENDS, ETC.

       The Pledgors agree:

               (a)  after any Event of Default shall have
          occurred and be continuing, promptly upon receipt of notice thereof by the Pledgors and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends and Distributions (subject to the restriction on Dividends and Distributions contained in the Note Purchase Agreement), all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 5.4; and

               (b)  after any Event of Default shall have
          occurred and be continuing and the Lender has notified the Pledgors of the Lender's intention to exercise its voting power under this clause (b)

     (i) the Lender may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgors hereby grant the Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

     (ii) promptly to deliver to the Lender such additional proxies and other documents as may be necessary to allow the Lender to exercise such voting power.

All Dividends and Distributions, (subject to the restriction on Dividends and Distributions contained in the Note Purchase Agreement), cash payments, and proceeds at any time and from time to time held by any Pledgor but which such Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by such Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in clause (b) of this Section 4.4, each Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral pledged by such Pledgor hereunder and the Lender shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Note Purchase Agreement or any other Loan Document (including this Amended and Restated Pledge Agreement).

     SECTION 4.5.  ADDITIONAL UNDERTAKINGS

     . Each Pledgor agrees that it will not, without the prior written consent of the Lender, not to be unreasonably withheld, take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any instrument constituting Collateral.

     SECTION 4.6.  MAINTENANCE OF NET BOOK VALUE

     .  From and after the date hereof until all of the Secured
Obligations are repaid in full, the aggregate net book value of the Pledged Share Issuers shall not be less than $5.0 million.


ARTICLE V

REMEDIES

     SECTION 5.1.  CERTAIN REMEDIES

     . If any Event of Default shall have occurred and be continuing:

               (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it (including those under Section 2.4 hereof), all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Lender may, to the extent permitted by Section 9-504 of the U.C.C., be the purchaser of any of the Collateral so sold and the obligations of the Pledgors to the Lender may be applied as a credit against the purchase price. The Pledgors agree that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any such sale the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Lender) at any such sale shall hold the Collateral so sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby specifically waives, to the extent it may lawfully do so, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

               (b)  The Lender may:

     (i) transfer all or any part of the Collateral into the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

     (ii) notify the parties obligated on any of the Collateral to make payment to the Lender of any amount due or to become due thereunder;

     (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

     (iv) endorse any checks, drafts, or other writings in the name of the Pledgor thereof to allow collection of such Collateral;

     (v)  take control of any proceeds of the Collateral; and

     (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 5.2.  SECURITIES LAWS

     . If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 5.1, the Pledgors agrees that, upon request of the Lender, the Pledgor will, at its own expense:

               (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

               (b)  use its best efforts to qualify the
          Collateral under the state securities or "blue sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender;

               (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of
          Section 11(a) of the Securities Act and Rule 158 thereunder; and

               (d) do or use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgors further acknowledge the impossibility of ascertaining the amount of damages that would be suffered by the Lender by reason of the failure by the Pledgors to perform any of the covenants contained in this Section and, consequently, agree that, if any Pledgors shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Lender) of the Collateral on the date the Lender shall have demanded compliance with this Section, and full amount of any such payments shall be applied in accordance with Section 5.4.

     SECTION 5.3.  COMPLIANCE WITH RESTRICTIONS

     . The Pledgors agree that in any sale of any of the Collateral whenever any Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgors further agree that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgors for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 5.4.  APPLICATION OF COLLATERAL PROCEEDS

     . If any Event of Default shall have occurred and be continuing, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Section 5.5) in whole or in part by the Lender against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations, shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 5.5.  INDEMNITY AND EXPENSES

     . The Pledgors hereby jointly and severally indemnify and hold harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Amended and Restated Pledge Agreement (including enforcement of this Amended and Restated Pledge Agreement), except claims, losses, or liabilities resulting from the Lender's gross negligence or willful misconduct. Upon demand, the Pledgors will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

               (a) this Amended and Restated Pledge Agreement, the Note Purchase Agreement and each other Loan
          Document or any instrument or document relating thereto;

               (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

               (c) the exercise or enforcement of any of the rights of the Lender hereunder;

               (d) the failure by the Pledgors to perform or observe any of the provisions hereof; or

               (e)  the advancing of any funds pursuant to
          Section 6.3 hereof.


ARTICLE VI

MISCELLANEOUS PROVISIONS

     SECTION 6.1.  AMENDMENTS, ETC.

       No amendment to or waiver of any provision of this Amended and Restated Pledge Agreement nor consent to any departure by the Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 6.2.  PROTECTION OF COLLATERAL

     . The Lender may from time to time, at its option, perform any act which the Pledgors agree hereunder to perform and which the Pledgors shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, it being understood and agreed that in each such case all costs and expenses incurred by the Lender in connection therewith shall be payable by the Pledgors pursuant to Section 5.5.

     SECTION 6.3.  ADDRESSES FOR NOTICES

     . All notices and other communications provided for hereunder shall be in writing and mailed or delivered to the Pledgors or the Lender at their respective addresses, and with copies to such additional parties, as specified in the Note Purchase Agreement (which with respect to the Pledgors shall be the address of the Company specified therein) or, with respect to the Pledgors or the Lender, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Any notice so delivered shall be deemed given when received.

     SECTION 6.4.  SECTION CAPTIONS

     .  Section captions used in this Amended and Restated Pledge
Agreement are for convenience of reference only, and shall not affect the construction of this Amended and Restated Pledge
Agreement.

     SECTION 6.5.  COUNTERPARTS

     . This Amended and Restated Pledge Agreement may be executed by the parties hereto in several counterparts, and additional Persons may become Pledgors under this Agreement by executing a counterpart of this Amended and Restated Pledge Agreement, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 6.6

     .  Governing Law, Entire Agreement, etc.

       THIS AMENDED AND RESTATED PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA. THIS AMENDED AND RESTATED PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

          SECTION 6.7.  WAIVER OF JURY TRIAL

     . EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDED AND RESTATED PLEDGE AGREEMENT. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE NOTE PURCHASE AGREEMENT.

     SECTION 6.8.  FORUM SELECTION AND CONSENT TO JURISDICTION

     . ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDED AND RESTATED PLEDGE AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NORTH CAROLINA OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA AND OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO SUCH PLEDGOR'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION 6.8. EACH PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NORTH CAROLINA. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PLEDGORS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGORS HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AMENDED AND RESTATED PLEDGE AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amended and Restated Pledge Agreement as of the day and year first above written.

                                INTERLINE RESOURCES CORPORATION


                                By:______________________________



                                INTERLINE ENERGY SERVICES, INC.


                                By:______________________________




                                _________________________________

                                      Maurice D. Sabbah
                                                  ATTACHMENT I
                                                  to
                                                  Pledge
                                                  Agreement

Pledged Shares


                                     Common Stock
                                Issued                % of
                     Jurisdict  and        No. of     Outstandi
Pledged Share Issuer ion of     Outstandi  Shares     ng Shares
                     Incorpora  ng Shares  Pledged    Pledged
                     tion


Interline Energy     Wyoming    500        500        100
Services, Inc.



     Gagon Brothers  Utah       7004       7004       100
Mechanical
Contractors, Inc.

NRG Fuels, Inc.      Wyoming    500        500        100



Interline Crude        Wyoming    500        500        100
Gathering Company

108922
GUARANTY
          THIS GUARANTY (the "Guaranty"), dated as of May 15,
1996, made by INTERLINE ENERGY SERVICES INC., a Wyoming
Corporation (the "Guarantor"), in favor of Maurice D. Sabbah (the
"Lender").

W I T N E S S E T H:

          WHEREAS, pursuant to a Note and Warrant Purchase Agreement, dated as of the date hereof (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "Note Purchase Agreement"), between Interline Resources Corporation, a Utah corporation (the "Company"), and the Lender, the Lender has purchased the Company's $2,500,000 principal amount 9-1/4% Senior Secured Note Due January 15, 1998 (the "Note ") and a Warrant to purchase up to 250,000 shares of common stock of the Company at an initial exercise price of $3.90 per share (the "Warrant");

          WHEREAS, pursuant to a Note Purchase Agreement, dated as of February 29, 1996 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "1996 Note Purchase Agreement"), between the Company and the Lender, the Lender has purchased the Company's $1,500,000 principal amount 6% Senior Secured Note Due August 29, 1996 (the "1996 Note");

          WHEREAS, pursuant to a Note Purchase Agreement, dated as of June 30, 1994 (as amended, supplemented, amended and restated, restructured or otherwise modified from time to time, the "1994 Note Purchase Agreement" and, together with the 1996 Note Purchase Agreement, the "Old Note Purchase Agreements"), the Lender purchased the Company's $250,000 principal amount 10% Senior Convertible Note Due June 30, 1996 (the "1994 Note" and, together with the 1996 Note, the "Old Notes");

          WHEREAS, as a condition precedent to the purchase of the Note and the Warrant, the Guarantor is required to execute and deliver to the Lender this Guaranty;

          WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

          WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the purchase and sale of the Note and the Warrant pursuant to the Note Purchase Agreement;

          NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to purchase the Note and the Warrant from the Company pursuant to the Note Purchase Agreement, the Pledgors agree, for the benefit of the Lender, as follows:

ARTICLE I
DEFINITIONS
          SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and the plural forms thereof):

          "Loan Documents" shall mean, collectively, the Note Purchase Agreement, the Note, the Warrant, the Old Note Purchase Agreements, the Old Notes, the Amended and Restated Pledge Agreement and each other agreement, certificate, document or instrument delivered in connection with this Guaranty, and such other agreements, whether or not specifically mentioned herein or therein.

          "Obligations" shall mean all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Company arising under or in connection with the Note, the Old Notes and each other Loan Document, including (i) all obligations for principal or interest under the Note and the Old Notes, whether incurred on the date hereof, (ii) all other obligations of the Company, either incurred on or after costs, indemnification or otherwise, arising hereunder or under any other Loan Document, (iii) all out-of-pocket costs and expenses, including attorneys' fees and legal expenses, incurred by the Lender to the extent set forth in the Note Purchase Agreement and the Old Note Purchase Agreements in connection with such Indebtedness, obligations and liabilities, and (iv) following the occurrence and during the continuance of an Event of Default, all advances made by the Lender for the maintenance, protection, preservation or enforcement of, or realization upon, the collateral in which the Lender has been granted a security interest pursuant to a Loan Document (or any portion thereof).

          SECTION 1.2  Note Purchase Agreement Definitions.
Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Note Purchase
Agreement.

          ARTICLE II
GUARANTY PROVISIONS
          SECTION 2.1.  Guaranty.  The Guarantor hereby
absolutely, unconditionally and irrevocably

                2.1.1.  GUARANTEES THE FULL AND
          PUNCTUAL PAYMENT WHEN DUE, WHETHER AT STATED
          MATURITY, BY REQUIRED PREPAYMENT,
          DECLARATION, ACCELERATION, DEMAND OR
          OTHERWISE, OF ALL OBLIGATIONS, WHETHER FOR
          PRINCIPAL, INTEREST, FEES, EXPENSES OR
          OTHERWISE (INCLUDING ALL SUCH AMOUNTS WHICH
          WOULD BECOME DUE BUT FOR THE OPERATION OF THE
          AUTOMATIC STAY UNDER SECTION 362(A) OF THE
          UNITED STATES BANKRUPTCY CODE, 11 U.S.C.
           362(A)), AND THE OPERATION OF SECTIONS
          502(B) AND 506(B) OF THE UNITED STATES
          BANKRUPTCY CODE, 11 U.S.C.  502(B) AND
           506(B); AND

                2.1.2.  INDEMNIFIES AND HOLDS HARMLESS
          LENDER FOR ANY AND ALL COSTS AND EXPENSES
          (INCLUDING REASONABLE ATTORNEY'S FEES AND
          EXPENSES) INCURRED BY LENDER, IN ENFORCING
          ANY RIGHTS UNDER THIS GUARANTY.

provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or require that Lender claim or demand or enforce any remedy whatsoever against the Company before or as a condition to the obligations of the Guarantor hereunder.
          SECTION 2.2. Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of the Company or the Guarantor, or the inability or failure of the Company or the Guarantor to pay debts as they become due, or an assignment by the Company or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect to the Company or the Guarantor under any bankruptcy, insolvency or similar laws, and if such even shall occur at a time when any of the Obligations may not then be due and payable, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

          SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Purchase Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

               (a)  any lack of validity, legality or
          enforceability of the Note Purchase Agreement, the Note, the Old Notes, the Old Note Purchase Agreements or any other Loan Document;

               (b)  the failure of Lender

     (i) to assert any claim or demand or to enforce any right or remedy against the Company or any other person (including any other guarantor) under the provisions of the Note Purchase Agreement, the Note, the Old Note Purchase Agreements, the Old Notes, any other Loan Document or otherwise, or

     (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

               (c) any changes in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligation;

               (d) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise;

               (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure form, any of the terms of the Note Purchase Agreement, the Note, the Old Note Purchase Agreement, the Old Notes or any other Loan Document;

               (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by Lender; or

               (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any surety or any guarantor.

          SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Company or any other person (including any other guarantor) or entity or any collateral securing the obligations of the Company.

          SECTION 2.6. Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made thereunder or otherwise, until the prior payment, in full and in cash, of all Obligations. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations shall be held in trust for the benefit of the Lender and shall immediately be paid to the Lender and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Note Purchase Agreement.

          SECTION 2.7.  Successors, Transferees and Assigns;
Transfers of Notes, etc.  This Guaranty shall:

               (a)  be binding upon the Guarantor, and its
          successors, transferees and assigns; and

               (b) inure to the benefit of and be enforceable by the Lender or his assigns.

Without limiting the generality of clause (b), Lender may assign or otherwise transfer (in whole or in part) the Note or the Old Notes held by Lender to any other person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to Lender under any Loan Document (including this Guaranty) or otherwise.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          SECTION 3.1. Representations and Warranties. The Guarantor hereby represents and warrants to the Lender that:

          SECTION 3.1.1. Organization. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its properties, business or condition (financial or otherwise), and has the corporate power and authority and all necessary licenses and permits to carry on its business as now conducted, except where the failure to so qualify would not have a material adverse effect on its properties, business or condition (financial or otherwise), and to enter into and perform its obligations under this Guaranty.

          SECTION 3.1.2. Authorization, Approval, etc.. This Guaranty has been duly authorized, executed and delivered by the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms. No authorization, approval, or other action by, and no notice or filing with, any governmental authority, regulatory body or any other Person is required for the due execution, delivery and performance of this Guaranty.

          SECTION 3.1.3. Compliance with Laws. The Guarantor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to have a material adverse effect on its properties, business or condition (financial or otherwise).

          SECTION 3.1.4. No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and compliance by the Guarantor with all of the provisions hereof do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on the Guarantor or any of its properties, or contravene the provisions of, or constitute a default (or event of default) with or without the passage of time, by the Guarantor under, or result in the creation of any Lien upon the property of the Guarantor under its certificate of incorporation or by-laws or any material indenture, mortgage, contract or other agreement or instrument to which the Guarantor is a party, or by which the Guarantor or any of its property is bound or affected.

ARTICLE IV
MISCELLANEOUS PROVISIONS
          SECTION 4.1. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed or delivered to the Pledgors or the Lender at their respective addresses, and with copies to such additional parties, as specified in the Note Purchase Agreement (which with respect to the Pledgors shall be the address of the Company specified therein) or, with respect to the Pledgors or the Lender, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. Any notice so delivered shall be deemed given when received.

          SECTION 4.2. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

          SECTION 4.3. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

          SECTION 4.4. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE NOTE PURCHASE AGREEMENT.

          SECTION 4.5.  Forum Selection and Consent to
Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NORTH CAROLINA OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NORTH CAROLINA AND OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF NORTH CAROLINA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO SUCH PLEDGOR'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION 4.5. THE GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NORTH CAROLINA. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGORS HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 INTERLINE ENERGY SERVICES, INC.
                                   By:
                                     Title:
                                   Address:

                                   Attention:
                                   Telex:
                                   Telecopy:


LOAN AND REPAYMENT
SCHEDULE TO SENIOR SECURED NOTE

                                Accrued
                                Interest
                                to be
                     Amount     Added to   Aggregate
Amount               of         Outstandi  Principal  Notation
of Loan   Date       Principal  ng         Balance    Made By
                     Paid       Principal
                                Balance









NOTE: Additional pages of this Loan and Repayment Schedule to Senior Secured Note may be attached to the Senior Secured Note by the holder as may be necessary to record certain information regarding each Loan.

EXHIBIT E

FORM OF BORROWING REQUEST



                                        [Date]


Maurice D. Sabbah
c/o Fortress Re, Inc.
Burlington, North Carolina  27215

               RE:  Note and Warrant Purchase Agreement (the
               "Agreement"), dated as of May 15, 1996, between the Company and the Purchaser (as defined therein)

Dear Sir:

          Pursuant to Section 3.2 of the Agreement, the Company gives notice of its intention to borrow the aggregate principal amount of $_______________ on ________ __, 1996. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

          The Loan requested hereby shall be at the interest rate stated in, and shall be subject to all of the terms and conditions of, the Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the date first written above.

                                 INTERLINE RESOURCES CORPORATION


                                   By:
                                   ___________________________
                                        Name:     Michael R.
                                                  Williams
                                        Title:    Chief Executive
                                        Officer   and President

EXHIBIT F

FORM OF BORROWING COMPLIANCE CERTIFICATE


     I, Michael R. Williams, hereby certify that I am the Chief Executive Officer and President of Interline Resources Corporation, a Utah corporation (the "Company"), and, pursuant to the terms of Section 3.2 of that certain Note and Warrant Purchase Agreement (the "Agreement"), dated as of May 15, 1996, between the Company and Maurice D. Sabbah (capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement), I hereby certify further that, as of the date hereof:

     1.   The representations and warranties set forth in Article
II of the Agreement are true and correct on the date hereof.

     2. No Event of Default has occurred and is continuing or would result from the requested Loan.

     3. The Company is in compliance with the covenants set forth in Articles IV and V of the Agreement.

     4. The amount of the requested Loan does not exceed the aggregate amount payable in respect of the attached Invoices.
The Indebtedness in respect of such Invoices has been incurred by the Company or a Subsidiary of the Company in the ordinary course of business consistent with past practice and is currently due and payable by the Company or such Subsidiary.

                                 INTERLINE RESOURCES CORPORATION


                                   By:
                                   ___________________________
                                        Name:     Michael R.
                                                  Williams
                                        Title:    Chief Executive
                                        Officer   and President


Dated:    ________ __, 1996